As filed with the Securities and Exchange Commission on July 24, 2007
Registration No. 333-139312

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

ROCK CITY ENERGY CORP.

(formerly Vallenar Holdings, Inc.)
(Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	20-5503984 (I.R.S. Employer Identification No.)

3388 Via Lido, Fourth Floor
Newport Beach, California 92663
Telephone: (866) 472-7987
(Address and telephone number
of principal executive offices)

Richard N. Jeffs
President
3388 Via Lido, Fourth Floor
Newport Beach, California 92663
Telephone: (866) 472-7987
(Name, address and telephone number of agent for service)

Copies of communications to:
Mary Ann Sapone, Esq. Richardson & Patel LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 Telephone: (310) 208-1182 Facsimile (310) 208-1154
_________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common stock, $0.001 par value(2)	4,000,000	$0.0103575	$41,430	$1.27(3)
Common stock, $0.001 par value(2)	4,000,000	$0.15	$600,000	$184.50
TOTAL	8,000,000	$0.080178(4)	$641,430	$185.77

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the book value of the shares.
(2) The shares being registered are owned by Brek Energy Corporation and are being registered for a spin-off distribution to the Brek Energy Corporation shareholders.
(3) A fee of $80.84 was paid on December 13, 2006.
(4) Based on the average book value of the shares issued.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated July 24, 2007
PRELIMINARY PROSPECTUS

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)

8,000,000 Shares of Common Stock

This prospectus covers 8,000,000 shares of our common stock which are owned by our parent corporation, Brek Energy Corporation (“Brek”). These shares will be distributed to the shareholders of Brek in a spin-off. Shareholders of Brek on the record date will receive approximately one share of our common stock in exchange for approximately ten shares of Brek common stock that they hold as of the record date for the distribution. No fractional shares will be issued and no shares will be issued to holders of fewer than 1,000 shares of Brek common stock. Instead, any holder of Brek common stock who would receive a fractional share due to the spin-off will have the fractional share rounded up to the next whole share, and any holder of Brek common stock who holds fewer than 1,000 shares will receive cash in lieu of these securities. The cash payment will be equal to the product of the number of shares of Rock City’s common stock to which the shareholder would be entitled but for the 1,000 share limit times the average of the high and low trading prices for Brek’s common stock over the five trading days immediately prior to the effective date of the spin-off. Distribution of our common stock to Brek’s shareholders will be made within 30 days of the date of this prospectus.

We are distributing our common stock to the shareholders of Brek at our book value of $0.08 per share. Brek shareholders will not be required to pay for the shares of our common stock that they receive in the spin-off, nor will they be required to surrender or exchange their shares of Brek common stock.

Brek is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the distribution of these shares to its shareholders.

There is currently no public market for our common stock and it is possible that no trading market will begin for a substantial period of time after we close this offering. Our common stock is not quoted on any national exchange or on the Nasdaq Stock Market. When trading begins we believe that our common stock will be traded on the OTC Bulletin Board however, there is no assurance that this will occur.

An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning at page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2007.

Inside Front Cover

We have not authorized anyone to provide you with information different from that contained in this prospectus. These securities may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the effective date of this offering, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the effective date of this offering or that the information contained in this prospectus is current or complete as of any time after the effective date of this offering.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside of the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	3

Cautionary Statement Regarding Forward-Looking Statements	8

Use of Proceeds	9

Determination of Offering Price	9

Market for Common Equity	9

Management’s Discussion and Analysis or Plan of Operation	10

Business	19

Management	23

Certain Relationships and Related Party Transactions	26

Security Ownership of Certain Beneficial Owners and Management	27

Description of Our Securities	27

Plan of Distribution	28

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	28

Where You Can Find Further Information About Us	31

Experts	31

Legal Matters	31

Index to Financial Statements (Vallenar Energy Corp.)	F-1

Index to Financial Statements (Rock Citiy Energy Corp.)	F-19

PROSPECTUS SUMMARY

This summary highlights information from this prospectus. However, for a more complete understanding of this offering, we encourage you to read this entire prospectus, including our consolidated financial statements and the notes to those statements. All references in this prospectus to “Rock City”, “we”, “us” or “our” refer to Rock City Energy Corp. and its subsidiary, Vallenar Energy Corp., unless the context otherwise indicates.

Information Related to the Spin-off

On September 20, 2006, Brek Energy Corporation (“Brek”) disclosed that it entered into an Agreement and Plan of Merger with Gasco Energy, Inc. and Gasco Acquisition, Inc. We are a wholly owned subsidiary of Brek. As a condition to the consummation of the merger, Brek must spin off all of the shares of our common stock that it owns to its shareholders. Brek expects the merger to be consummated by December 31, 2007. Once the merger is consummated, Brek will be a wholly owned subsidiary of Gasco Energy, Inc.

Each holder of Brek common stock will receive approximately one share of our common stock in exchange for every approximately ten shares of Brek common stock that they hold as of the record date for the distribution. No fractional shares will be issued and no shares will be issued to holders of fewer than 1,000 shares of Brek common stock. Instead, any holder of Brek common stock who would receive a fractional share due to the spin-off will have the fractional share rounded up to the next whole share, and any holder of Brek common stock who holds fewer than 1,000 shares of Brek common stock will receive cash in lieu of Rock City securities. The cash payment will be equal to the product of the number of Rock City shares to which the Brek shareholder would be entitled but for the 1,000-share limit, times the average of the high and low trading prices for Brek’s common stock over the five trading days immediately prior to the effective date of the spin-off.

The exact number of shares to be issued will be computed by dividing the number of shares of Brek common stock outstanding on the record date, deducting all the shares held by those with fewer than 1,000 shares, and dividing the difference by 8,000,000. The record date for the distribution will be set after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission. Brek plans to distribute our common stock to its shareholders within 30 days of the date of this prospectus. Brek shareholders will not be required to pay for the shares of our common stock that they receive in the spin-off, nor will they be required to surrender or exchange their shares of Brek common stock.

As a result of the spin-off, our common stock may be publicly traded however, we can offer no assurance that an active trading market for our securities will develop.

Nevada Agency & Trust Company, Brek’s stock transfer agent, located in Reno, Nevada, will act as our distribution agent for the spin-off. Brek will pay all costs associated with the distribution of the shares of our common stock.

Rock City Energy Corp.

We were incorporated on August 10, 2006 in the state of Nevada. We are a newly-formed exploration stage company. We were formed to acquire all of Brek’s shares in Vallenar Energy Corp., an oil and gas company. As a condition to the consummation of the merger with Gasco Acquisition Inc., Brek is required to dispose of all of the outstanding capital stock of Rock City. On August 24, 2006 we issued 4,000,000 shares of common stock to Brek in exchange for 5,312,500 shares of Vallenar Energy Corp. common stock and 733,333 shares of Vallenar Energy Corp. preferred stock. On March 7, 2007, we issued an additional 4,000,000 shares of common stock at $0.15 per share to Brek in exchange for $600,000. Other than our interest in Vallenar Energy Corp., we have no operations.

Vallenar Energy Corp. was incorporated on January 27, 1999 in the state of Nevada and does business through its subsidiary, Nathan Oil Partners LP. Through Vallenar Energy Corp., we hold interests in leases covering approximately 9,191 gross and approximately 8,618 net acres in the Rocksprings Prospect in the Val Verde Basin of Edwards County, Texas. Aside from the leases, which are being developed by an unrelated third party, Vallenar Energy Corp. has no operations.

Corporate Information

We maintain our principal offices at 3388 Via Lido, Fourth Floor, Newport Beach, California 92663. Our telephone number is (866) 472-7987.

Exploration Stage Company and Going Concern

We are an exploration stage company. Our consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. At March 31, 2007 we had an accumulated deficit of $7,518. Additional financing will be required to support development of our oil and gas properties until we achieve positive cash flow from operations. These factors raise doubt about our ability to continue as a going concern. Our ability to emerge from the exploration stage with respect to our principal business activity is dependent upon the continued financial support of our shareholders, our ability to obtain necessary equity financing to continue our operations and the attainment of profitable operations.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our consolidated financial statements and the notes to those statements, before you purchase our common stock. The risks and uncertainties described below are those that we currently believe may materially adversely affect our company. Additional risks and uncertainties may also impair our business operations. If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS OPERATIONS

Vallenar Energy Corp., through its subsidiary, Nathan Oil Partners LP, holds interests in oil and gas leases but these leases may never be successfully developed. Therefore, the common stock you receive in the spin-off may never have any value.

Nathan Oil Partners LP, Vallenar Energy Corp.’s subsidiary, holds interests in oil and gas leases however it does not have the funds to develop these leases. It has entered into an agreement with an operator for drilling, completing, equipping and operating wells on its properties, but there is no guarantee that these activities will be successful. If these activities are unsuccessful, we will have no operations and earn no revenues and the common stock you receive in the spin-off will never have any value.

Our auditor has expressed doubt about our ability to continue as a going concern. If we are unable to continue our business due to a lack of money, the common stock you receive in the spin-off may never have any value.

Our consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. At March 31, 2007 we had an accumulated deficit of $7,518. Additional financing will be required to locate and purchase the rights to profitable oil and gas properties and to support the development of those properties until we achieve positive cash flow from operations. These factors raise doubt about our ability to continue as a going concern. Our ability to emerge from the exploration stage with respect to our principal business activity is dependent upon the continued financial support of our shareholders, our ability to obtain necessary debt or equity financing to continue our operations, and the attainment of profitable operations. If we are unable to accomplish these objectives, the common stock that you receive in the spin-off may never have any value.

In order to extend the terms of our leases beyond the primary term, we need to conduct operations on the properties. We lost a portion of the acreage covered by one of our leases. We could suffer such losses again in the future. A loss of acreage could have a material adverse affect on our business and results of operations.

While our leases had varying terms, all of the primary terms were due to expire between January 31, 2007 and February 8, 2007. In order to extend the primary term of each lease, we were required to conduct operations on the properties covered by the leases. We assigned all of our leases to Chesapeake Exploration Limited Partnership in exchange for Chesapeake’s agreement to initiate drilling operations on the land covered by the leases before the end of the primary term. Chesapeake initiated the drilling of two wells during January and February 2007 in order to extend the terms of eight of the leases. Chesapeake did not initiate drilling on the ninth lease covering approximately 790 acres. Instead, Chesapeake, through a partner, top-leased the acreage covered by the ninth lease to February 2010 but obtained only an undivided 68.75% interest in the mineral rights. Our proportionate interest in the ninth lease is 25% of Chesapeake’s interest in the deep rights, or a net interest of 17.1875%, and 100% of Chesapeake’s interest in the shallow rights, or a net interest of 68.75%. Therefore, we lost a portion of the acreage by failing to drill a well that would extend the term. We may lose some or all of our rights in the leases if we do not have the resources to continue to conduct operations as required by the leases. If we lose additional acreage our business and results of operations could be materially adversely affected.

In some instances members of the board of directors may be liable for losses incurred by holders of our common stock. If a shareholder were to prevail in such an action in the U.S., it may be difficult for the shareholder to enforce the judgment against any of our three board members who are not U.S. residents.

In certain instances, such as trading securities based on material non-public information, a director may incur liability to shareholders for losses sustained by the shareholders as a result of the director’s illegal or negligent activity. However, three of our directors, Messrs. Richard N. Jeffs, Gregory Pek and Ian Robinson, reside outside the U. S. and maintain a substantial portion of their assets outside the U.S. As a result it may be difficult or impossible to effect service of process within the U.S. upon such persons or to enforce in the U.S. courts any judgment obtained here against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

Foreign courts may not entertain original actions predicated solely upon U.S. federal securities laws against these directors. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

As a result of the foregoing, it may be difficult or impossible for a shareholder to recover from any of these directors if, in fact, the shareholder is damaged as a result of the director’s negligent or illegal activity.

RISKS RELATED TO THE SPIN-OFF

Vallenar Energy Corp., our operating subsidiary, has no recent operating history as an independent company. If we are unable to provide financial and administrative support for Vallenar Energy Corp.’s day-to-day operations, our business could suffer.

Until we became its parent on August 24, 2006, Vallenar Energy Corp. was operated as a subsidiary of Brek. After the spin-off, we will be an independent public company. Our ability to satisfy our obligations and achieve or maintain profitability will be solely dependent upon the future performance of our business, and we will not be able to rely upon the financial and other resources of Brek. As of the date of this prospectus, we have approximately $600,000 in cash, which should be adequate to support our operations for the next 12 months.

During the period of its ownership of Vallenar Energy Corp.’s business, Brek performed certain significant corporate functions for it, including providing legal and accounting services and day-to-day operational functions, such as support staff. In connection with the spin-off, we will be required to create our own, or to engage third parties to provide, corporate business functions that will replace those provided by Brek. As an independent public company, we will be required to bear the cost of obtaining these services. We may not be able to perform, or engage third parties to provide, these functions with the same level of expertise and on the same or as favorable terms as they have been provided by Brek. In that event, our business and operations could suffer.

If the spin-off is determined to be a taxable transaction, you could be required to pay tax on the common stock you receive.

Neither we nor Brek have requested a ruling from the Internal Revenue Service or any other tax authority with respect to the tax implications of the spin-off, and no independent legal opinion will be obtained. Brek has attempted to structure the spin-off in a manner designed to assure that the transaction is tax-free to Brek’s U.S. shareholders. If the spin-off failed to meet all of the requirements that must be satisfied in order to be accorded tax-free treatment under the Internal Revenue Code, then the spin-off could be taxable as a dividend by Brek to its shareholders. If that were to happen, Brek’s shareholders could be liable for the payment of a tax to the extent that the fair value of our common stock exceeds Brek’s adjusted tax basis in our common stock at the time of the distribution.

If the spin-off is not a legal dividend, it could be held invalid by a court and harm our financial condition and results of operations.

The spin-off is subject to the provisions of Section 78.288 of the Nevada Revised Statutes, which requires that distributions be made only if, after making the distribution, the corporation is able to pay its debts as they become due. If a shareholder were to challenge the distribution, a court could later determine that the spin-off was invalid under Nevada law and void the transaction. The resulting complications, costs and expenses could harm our financial condition and results of operations.

Brek’s creditors at the time of the spin-off may challenge the spin-off as a fraudulent conveyance or transfer that could lead a court to void the spin-off. If that were to happen, you may be required to return the shares you receive.

Brek’s creditors could file a legal action challenging the spin-off as a fraudulent conveyance or transfer. If a court determined that Brek was insolvent at the time of the spin-off or was rendered insolvent by reason of the spin-off, the court could be asked to void the spin-off (in whole or in part). If a court voided the spin-off, it could require that our shareholders return to Brek some or all of the shares of our common stock issued in the spin-off.

INVESTMENT RISKS

There is no trading market for our shares. You may not be able to sell your shares if you need money.

Prior to this offering there has been no public market for our common stock. It is not likely that an active market for our common stock will develop or be sustained after this offering or in the foreseeable future. You may not be able to sell the shares you own.

If we are successful in having our stock quoted on the OTC Bulletin Board, we will be subject to the penny stock rules. The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

If we are successful in having our stock quoted on the OTC Bulletin Board, it will be a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Substantial sales of our common stock following the spin-off could depress the market price of our common stock.

All of the shares of our common stock issued in the spin-off, other than shares distributed to our “affiliates” (as that term is defined in applicable securities laws) will be eligible for immediate resale in the public market. It is likely that some Brek shareholders will sell the shares of our common stock that they receive in the spin-off. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could depress the market price of our common stock. We are unable to predict whether substantial amounts of our common stock will be sold in the public market following the spin-off.

We have not paid cash dividends and we are unlikely to pay cash dividends in the foreseeable future.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock. Accordingly, shareholders must be prepared to rely on sales of their common stock after price appreciation, which might never occur, to earn an investment return. If our common stock does not appreciate in value, or if our common stock loses value, our shareholders may lose some or all of their investment in our shares.

We have the ability to issue additional shares of our common stock and to issue preferred stock without asking for shareholder approval, which could cause your investment to be diluted.

Our articles of incorporation authorize the board of directors to issue up to 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. The power of the board of directors to issue shares of common or preferred stock is generally not subject to shareholder approval. Accordingly, any additional issuance of our common or preferred stock may have the effect of diluting your investment.

Our articles of incorporation permit us to issue shares of preferred stock. By issuing preferred stock, we may be able to delay, defer or prevent a change of control.

Our articles of incorporation permit us to issue 25,000,000 shares of preferred stock. Our articles of incorporation also permit our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our shareholders.

Depending on the rights, preferences and privileges granted when the preferred stock is issued, holders of our preferred stock may delay, defer or prevent a change in control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of the holders of our common stock.

After the spin-off, the price of our common stock may be volatile and the common stock you receive may lose all or part of its value.

The price of our common stock after the spin-off may fluctuate widely, depending upon a number of factors, many of which are beyond our control. For instance, our future results of operations could be below the expectations of investors and, to the extent our company is followed by securities analysts, the expectations of these analysts. If this occurs, our stock price could decline. Other factors that could affect our stock price include the following:

•	changes in analysts’ recommendations or projections, if any

•	changes in market valuations of similar companies

•	actions or announcements by our competitors

•	actual or anticipated fluctuations in our operating results

•	litigation developments

•	changes in general economic or market conditions or other economic factors unrelated to our performance

In addition, the stock markets have experienced significant price and trading volume fluctuations, and the market prices of oil and gas producing companies generally have been extremely volatile and have recently experienced sharp share price and trading volume changes. These broad market fluctuations may adversely affect the trading price of our common stock.

CAUTIONARY STATEMENT REGARDING
FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry and our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include general economic conditions, particularly as they affect our ability to raise sufficient working capital, our reliance on Chesapeake Exploration Limited Partnership to successfully develop our oil and gas properties, our ability to raise enough to cover our operating expenses and other factors that are described in the sections of this prospectus titled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from Brek’s spin-off distribution of our common stock or from subsequent sales of the shares of common stock by our shareholders.

DETERMINATION OF OFFERING PRICE

The spin-off distribution described in this prospectus is a spin-off dividend distribution of Rock City common stock owned by Brek. Brek will distribute its 8,000,000 shares of Rock City common stock to its shareholders within 30 days of the date of this prospectus. There is currently no public market for our common stock. Additionally, the price of the shares is not indicative of current market value of the assets owned by us and no valuation or appraisal has been prepared for our business and potential business expansion. For purposes of calculating the value of the shares of common stock included in this prospectus, we have used the price of $0.08 per share, which represents the book value of a share of our common stock as of the date of this prospectus.

MARKET FOR COMMON EQUITY

There is presently no public market for our common stock. We plan to apply for the quotation of our common stock on the OTC Bulletin Board upon the completion of the spin-off and the effectiveness of the registration statement of which this prospectus is a part; however, we can provide no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will develop.

None of our common stock is subject to outstanding options or warrants to purchase, or securities convertible into, common stock. None of our common stock may be sold pursuant to Rule 144 under the Securities Act of 1933. All of our common stock will be freely tradable once the Securities and Exchange Commission declares effective the registration statement of which this prospectus is a part.

We have not paid cash dividends since our inception and we do not contemplate paying dividends in the foreseeable future. We intend to retain any future earnings to finance the growth and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operation, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

According to section 78.288 of the Nevada Revised Statutes, no distribution to shareholders may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or, except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have no compensation plans pursuant to which our equity securities could be distributed.

After the spin-off distribution, we anticipate that we will have approximately 1,500 shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related footnotes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Results of Operations

We were incorporated on August 10, 2006 and did not have any operations between August 10 and August 24, 2006. Between August 24 and March 31, 2007 we had no revenue and our loss from operations and accumulated deficit was $7,518.

On August 24, 2006, we acquired a 51.53% interest in Vallenar Energy Corp. (“Energy”), a corporation organized in the State of Nevada on January 27, 1999. Energy owns all of Nathan Oil Operating Co. LLC, a limited liability company organized in the State of Texas on October 31, 2001. Nathan Oil Operating Co. LLC is the general partner of Nathan Oil Partners LP, a limited partnership formed in the State of Texas on October 31, 2001. Energy is the only limited partner. This structure is illustrated in the following diagram.

Acquisition of Energy

On August 24, 2006, we issued 4,000,000 shares of our common stock to Brek, a corporation sharing common directors with us, in exchange for 5,312,500 common shares and 733,333 convertible preferred shares of Energy or 51.53% of Energy’s issued and outstanding shares. We allocated the purchase price of Energy based on the historical cost of the assets we acquired and liabilities we assumed because Energy and Rock City are under common control. Energy’s net assets on August 24, 2006 were $41,430 and are summarized in Table 1.

Table 1
Net Assets
Current assets assumed	$160,842
Oil and gas leases	100
Liabilities assumed	(80,636)
Minority interest	(38,876)
$41,430

Our unaudited pro forma operating results on August 24, 2006 (the date of acquisition) are the same as the results shown on our consolidated statement of operations included in our March 31, 2007 audited consolidated financial statements, which are filed with this document.

Overall Results of Operations

During the three months ended March 31, 2007, we had a net loss of $39 primarily due to bank and regulatory charges. For the period from inception (August 10, 2006) to March 31, 2007, we had a net loss of $7,518 or $0.00 per share. Our net loss was primarily due to professional fees, franchise tax and minority interest offset by interest revenue.

Expenses

During the three months ended March 31, 2007, we spent $75 on bank charges and regulatory fees. These expenses were offset by the minority interest portion of these expenses of $36. For the period from inception (August 10, 2006) to March 31, 2007, we spent $7,518 on professional and regulatory fees in connection with our incorporation and changing our name. Once the spin-off occurs, we expect our expenses to increase because our parent, Brek will not be required to pay our professional and regulatory costs.

Interest Income

During the three months ended March 31, 2007, we did not have any interest income because the note receivable from Brek was repaid during the fourth quarter of 2006. We received interest income of $2,268 for the period from inception (August 10, 2006) to March 31, 2007 on the note receivable from Brek Energy Corporation.

Franchise Tax

During the three months ended March 31, 2007, we did not incur any franchise tax expense. We have filed all of our corporate income tax returns, which resulted in our paying franchise tax of approximately $1,021 during the period from inception (August 10, 2006) to March 31, 2007.

Liquidity and Capital Resources; Plan of Operation

In the notes to our condensed consolidated financial statements as of March 31, 2006, we caution that our ability to continue as a going concern is uncertain. We have not generated any revenues to cover our expenses and we have an accumulated deficit of $7,518. As of March 31, 2007, we had $26,490 in current liabilities. When these liabilities are offset against our current assets of $700,320, we are left with a working capital of $673,830, which includes cash of $700,220. On March 7, 2007, we sold 4,000,000 shares of our common stock to Brek. The funds we raised in this offering should be adequate to support our operations for the next 12 months. We are in the early stage of exploration and we have not produced any revenues from our oil and gas properties. Thus far, management has devoted most of its time to conducting exploratory work and developing our business. Our plans over the next twelve months include ceasing to be a subsidiary of Brek, raising equity capital, exploring and developing our properties through our joint operating agreement with Chesapeake Exploration Limited Partnership (“Chesapeake”), which is more fully disclosed in the section of this prospectus titled “Business”, and considering other oil and gas projects.

We are not certain that Chesapeake will be able to develop our properties, profitably or at all. Since May 8, 2006, the date that we entered into the joint operating agreement with Chesapeake, Chesapeake has begun drilling operations on the property covered by eight leases, designing a pipeline and negotiating with various landowners for permission to cross their lands to build the pipeline. If Chesapeake is successful in obtaining the appropriate easements and building the pipeline, we expect that the gas produced will be sold. If Chesapeake can develop the properties, the fluctuation of gas prices will impact the amount of revenues earned from the leases. Furthermore, if the resources required to develop the wells are in high demand, the development costs will increase, which will likely result in a delay of the receipt of the revenue to which we would be entitled. We are dependent on Chesapeake to both produce the gas and purchase the gas produced. We cannot be certain that we will ever receive revenues from our agreement with Chesapeake.

PLAN OF OPERATION

We are a holding company based in Newport Beach, California, and a wholly owned subsidiary of Brek. Brek’s properties consist of oil and gas leases in Texas in which Rock City has an interest and an undivided 25% working interest in oil and gas properties in Utah, Wyoming and California. Gasco Energy Inc. (“Gasco”) owns the remaining undivided 75% working interest. On September 20, 2006, Brek disclosed that it had entered into an Agreement and Plan of Merger with Gasco and Gasco Acquisition, Inc. One of the purposes of the merger is to consolidate Gasco’s ownership of the Utah, Wyoming and California oil and gas properties. Once the merger is consummated, Brek will be a wholly owned subsidiary of Gasco. As a condition to the merger, Brek must spin off all of the shares of our capital stock to the Brek shareholders.

Through Energy, we have interests in nine oil and gas leases located in the Rocksprings Prospect in the Val Verde Basin of Edwards County, Texas. These oil and gas leases are more fully described in the section of this prospectus titled “Business”. The nine leases are designated, for purposes of this discussion, as follows:

The “Deep Allar Lease” covers the rights to develop and extract hydrocarbons from depths below 1,500 feet on approximately 7,749.644 acres.

The “Shallow Allar Lease” covers the rights to develop and extract hydrocarbons from depths above 1,500 feet on approximately 7,749.644 acres.

The “Baggett Leases” refer to six leases covering the rights to develop and extract hydrocarbons at any depth from approximately 650.9 acres.

The “Driver Lease” refers to one lease covering the rights to develop and extract hydrocarbons at any depth from approximately 790.2 acres.

The Deep Allar Lease, the Shallow Allar Lease, the Baggett Leases and the Driver Lease all include provisions that allow the lease term to be extended for so long as operations are conducted on the land with no cessation for more than 180 consecutive days, in the case of the Deep Allar Lease and the Shallow Allar Lease, 90 consecutive days in the case of the Baggett Leases and 60 consecutive days in the case of the Driver Lease. “Operations” are defined as drilling, testing, completing, marketing, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas, sulphur or other minerals, or the production of oil, gas, sulphur or other minerals, whether or not in paying quantities.

In this discussion, when we discuss “the deep rights”, we mean the rights to develop and extract hydrocarbons from depths below 1,500 feet. When we discuss “the shallow rights”, we mean the rights to develop and extract hydrocarbons from the surface to 1,500 feet.

Our goal is to develop our properties to fully exploit all of their resources, but we have not been able to do this to date because of a lack of working capital. Our plan is to earn revenues by assigning our rights to develop the properties covered by our leases, rather than by undertaking the expense and the risk of the exploration and development. On May 8, 2006, therefore, we entered into an agreement with Chesapeake for the deep rights associated with the Deep Allar Lease, the Baggett Leases and the Driver Lease (the “Letter Agreement”). In conjunction with the Letter Agreement, we executed an assignment of the deep rights included in the Deep Allar Lease, the Baggett Leases and the Driver Lease (collectively, the “Assigned Leases”) to Chesapeake on June 9, 2006. The assignment is subject to all the applicable terms and provisions of the Letter Agreement. We retained the shallow rights and, because the Letter Agreement only covers deep rights, the Shallow Allar Lease was not included in the leases we assigned.

In the Letter Agreement, Chesapeake agreed to initiate drilling operations on the land covered by the Assigned Leases before the end of their primary terms in February 2007. If Chesapeake successfully completes a well capable of producing hydrocarbons in commercial quantities, the assignment of oil and gas leases will become permanent. There are no other specific provisions in the assignment governing expiration or termination. We cannot guarantee that Chesapeake will successfully develop the oil and gas reserves on the properties covered by the leases.

If the property is successfully developed in accordance with the terms of the Letter Agreement, Chesapeake will be entitled to recover all of the costs of drilling, completing, equipping and operating the first 10 wells. Thereafter, we will be entitled to a 25% working interest in Chesapeake’s interest in the wells. We also have the right to participate in any wells that Chesapeake drills after the first 10, with a 25% working interest if we elect to participate from the outset and pay our proportionate share of the costs, or a 6.25% working interest after Chesapeake recovers its costs if we elect not to participate and pay our proportionate share.

The Letter Agreement also permits us to propose a well if Chesapeake fails to begin drilling a well on acreage covered by the Assigned Leases at least sixty days before the expiration of the terms of the Assigned Leases. Chesapeake may participate in any proposed well, so long as it does so within fifteen days of our proposal. A more complete discussion of the Letter Agreement is included in the section of this prospectus titled “Business”.

While we retained the shallow rights to all of the leases, and, pursuant to the terms of the Letter Agreement we have the right to drill wells on the undeveloped portion of the leased properties, we do not currently have the funds to develop these rights.

Under the terms of the Letter Agreement, aside from initiating drilling operations, Chesapeake is also required to

•	obtain a 3-D seismic survey over the area covered by the Assigned Leases at its own expense,

•
provide interpretive data relating to the acreage covered by the Assigned Leases, and, in the initial well, provide an array of logs, including a magnetic imaging log and sidewall cores in the shallow zone of the Assigned Lease,

•	assign to us our proportionate interest in wellbores according to the level of participation that we have elected,

•	transport our gas for $0.50/mcf (1,000 cubic feet), which includes processing fees and costs, and market our gas for $0.03/mcf, and

•
once it has successfully completed a well capable of producing natural gas in commercial quantities, to immediately begin the process of building, or procuring, a pipeline to transport the gas to market.

Chesapeake initiated the drilling of two wells during January and February 2007. The first well extended the terms of the Baggett Leases. This well has been waiting on a pipeline hookup since April 3, 2007. The second well, because it was drilled on the property covered by the Shallow Allar Lease and the Deep Allar Lease, extended the terms of both leases. This well was competed as a dry hole.

Chesapeake did not initiate drilling on the property covered by the Driver Lease. Instead, Chesapeake, through a partner, top-leased the acreage covered by the Driver Lease to February 2010 but obtained only an undivided 68.75% interest in the oil, gas and all other mineral rights. Our proportionate interest in the Driver Lease is 25% of Chesapeake’s interest in the deep rights, or a net interest of 17.1875%, and 100% of Chesapeake’s interest in the shallow rights, or a net interest of 68.75%.

As a result of Chesapeake’s actions, all of the acreage covered by the Assigned Leases has been secured beyond the original termination dates of the leases. However, as noted above, in order to continue the terms of the Assigned Leases beyond the original termination dates, there must be no cessation of operations for the period of time specified in the lease. Therefore, Chesapeake began drilling a second well on the property covered by the Baggett Leases on June 7, 2007 and we expect that it will begin drilling a second well on the property covered by the Deep Allar Lease in a timely manner. Once we receive the results of a professional review of the data from the first well drilled on the properties covered by the Deep Allar Lease and the Shallow Allar Lease, we will determine whether to initiate drilling operations under the Shallow Allar Lease. If we decide to initiate drilling operations, we will be required to raise funds in order to do so.

We plan to seek other oil and gas projects as our financial condition permits and to find experienced operators to develop the properties in exchange for a working interest, similar to the agreement we have with Chesapeake.

We have no other operations. If our oil and gas leases are not successfully developed, we will earn no revenues.

In March 2007 we sold 4,000,000 shares of our common stock to Brek at a price of $0.15 per share for gross proceeds of $600,000. We estimate that our annual operating costs will be about $240,000, which does not include the costs of acquiring future oil and gas leases or properties. These costs are made up of our administrative, legal and accounting costs. Nathan’s operating costs are paid by Energy. If Energy’s working capital is insufficient to meet Nathan’s operating costs, then Energy will be required to raise the funds necessary to continue Nathan’s operations. If that were the case, we would likely provide additional capital to Energy, either in the form of a loan or through an investment in additional shares of its common stock. However, we cannot guarantee you that we will have the cash available if Nathan needs money, or that we would be able obtain funding from a third party.

We cannot guarantee that Chesapeake will successfully develop the oil and gas reserves on the properties covered by the leases or that we will be able to rely on any other source for cash to cover our cash requirements if we were unable to do so.

Over the next twelve months we do not expect to purchase a plant or any significant equipment.

Over the next twelve months we do not expect any significant changes in the number of employees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. We do not have any non-consolidated, special-purpose entities.

Going Concern

At March 31, 2007 we had accumulated a deficit of $7,518 since inception. We will require additional debt or equity financing to fund and support our operations until we achieve positive cash flows from operations. At this time, we have no commitments for future financing. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon our ability to locate and obtain the rights to profitable oil and gas properties and to find third parties who will develop the properties on terms acceptable to us. We have retained certain rights to explore and extract hydrocarbons from the surface of the property covered by our leases to a dept of 1,500 feet. In order to develop these rights we will need to obtain financing.

While we entered into a joint operating agreement with Chesapeake under which Chesapeake is to develop the properties covered by our leases, we cannot assure you that Chesapeake will succeed in developing the properties. We expect to incur operating losses in future periods because we do not yet receive any revenues from our oil and gas properties and we are not sure when we will receive revenues, if ever.

Our financial statements do not include any adjustments that might result from the realization of these uncertainties.

Contingencies and commitments

We had no contingencies or long-term commitments at March 31, 2007 and have none as of the date of this prospectus.

As is customary in the oil and gas industry, we may at times have agreements to preserve or earn acreage or wells. If we do not perform as required by the agreements, which might require that we pay money or engage in operations such as drilling wells, we could lose the acreage or wells.

Critical accounting estimates

An appreciation of our critical accounting estimates is necessary to understand our financial results. These policies may require that we make difficult and subjective judgments regarding uncertainties, and, as a result, our estimates may significantly impact our financial results. The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes. Other than our accounting for our oil and gas properties, our critical accounting policies do not involve a choice between alternative methods of accounting. We have applied our critical accounting policies and estimation methods consistently.

Oil and gas reserves

We follow the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas properties are capitalized into a single cost center referred to as a full cost pool. Depletion of exploration and development costs will be computed using the units of production method based upon estimated proved oil and gas reserves. Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion cannot exceed a ceiling of an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the cost, or the estimated fair value if lower, of unproved properties. If capitalized costs exceed this ceiling, we would recognize the impairment.

Estimated reserve quantities and future net cash flows have the most significant impact on the results of operations because these reserve estimates are used in providing a measure of the overall value of our oil and gas properties.

Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of these technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the Securities and Exchange Commission, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of the quality and quantity of available data, the interpretation of that data, the accuracy of various mandated economic assumptions, and the judgment of the persons preparing the estimate.

We have not conducted a reserves estimate on our properties because our oil and gas properties are not in production.

The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Once we have producing wells, their production history will be relatively short, so we will have to use other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir in conjunction with the decline analysis method to determine our estimates of proved reserves, including developed producing, developed non-producing and undeveloped. As the wells produce over time and more data become available, we will re-determine the estimated proved reserves on an annual basis and may adjust them based on that data.

Once the wells are actually producing gas and oil, gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, acquisitions, divestitures, ownership interest revisions, results of exploration and development and prevailing gas and oil prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

Impairment of long-lived assets

The cost of our unproved properties will be withheld from our depletion base as described above until the properties are either developed or abandoned. We review these properties periodically, and at least annually, for possible impairment.

Although a reserves study has not been conducted on our properties, we believe the value of our unproved properties is not impaired because of nearby producing natural gas wells, our agreement with Chesapeake, and our belief that our properties could contain commercial deposits of natural gas.

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB 29, Accounting for Nonmonetary Transactions. This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are to be applied prospectively and are effective for fiscal years beginning after June 15, 2005. Adoption of SFAS 153 did not have a material impact on our financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that a correction of errors in previously issued financial statements should be termed a “restatement”. SFAS 154 is effective for fiscal years beginning after December 15, 2005. Adoption of SFAS 154 did not have a material impact on our financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155 Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 155 did not have a material impact on our condensed consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. SFAS No. 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. We do not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS No. 156 did not have a material impact on our condensed consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective beginning in fiscal 2008. We adopted the provisions of FIN 48 on January 1, 2007. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 had an immaterial impact on our condensed consolidated financial position and did not result in unrecognized tax benefits being recorded. Accordingly, no corresponding interest and penalties have been accrued. We file income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions. We had net operating losses for the period from August 10, 2006 (inception) to December 31, 2006, which remain open for examination by the Internal Revenue Service.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair-value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 will be effective for our fiscal year beginning on January 1, 2008. Our adoption of SFAS 157 is not expected to have a material impact on our condensed consolidated financial statements.

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. We adopted SAB 108 in the fourth quarter of 2006. Adoption did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. We will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or fiscal 2009 for us. Adoption of SFAS 158 is not expected to have a material impact on our condensed consolidated financial statements.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP was effective for us on January 1, 2006. The adoption of this FSP had no impact on our consolidated financial position or results from operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for-sale and trading securities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We plan to adopt SFAS No. 159 effective January 1, 2008. We are in the process of determining the effect, if any, the adoption of SFAS No. 159 will have on our condensed consolidated financial statements.

Contractual obligations

We did not have any contractual obligations at March 31, 2007, and do not have any as of the date of this prospectus.

Internal and external sources of liquidity

We have funded our operations solely through subscriptions for common shares. We have no commitments for financing.

Inflation

We do not believe that inflation will have a material impact on our future operations.

BUSINESS

We are a holding company. Through our subsidiary, Vallenar Energy Corp., we have interests in oil and gas leases which have been assigned to a third party for exploration and development. Our plan is to earn revenues by assigning our rights to develop the properties covered by our leases, rather than by undertaking the expense and the risk of the exploration and development.

We hold a 51.53% interest in our subsidiary, Vallenar Energy Corp., a company formed in Nevada on January 27, 1999. Vallenar Energy Corp. operates through its subsidiary, Nathan Oil Partners LP, or “Nathan”, which was formed on October 31, 2001. In February 2002, Nathan acquired nine leases covering approximately 9,191 gross and 8,865 net acres in the Rocksprings Prospect in the Val Verde Basin of Edwards County, Texas. The leases were originally acquired with the intention of developing any heavy crude oil reserves on the properties covered by the leases, although no studies have been done to determine whether heavy crude oil reserves are present. In 2005 natural gas wells were discovered nearby. We believe that these properties may have significant deposits of natural gas and that extracting the natural gas will be less costly than extracting heavy oil. In furtherance of this objective, on May 8, 2006, Nathan entered into an agreement with Chesapeake Exploration Limited Partnership (referred to in this discussion as “Chesapeake”). The agreement is dated April 3, 2006.

In exchange for Chesapeake’s promise to bear the costs of drilling the first 10 wells, to operate the wells and to market, transport and sell our share of the production from the wells, Nathan assigned the Deep Allar Lease and the deep rights in the Baggett Leases and the Driver Lease to Chesapeake. Nathan did this because it did not have the professional expertise or other resources to be a producer and it did not have the professional or financial means to identify drill targets and initiate the drilling of wells in order to extend the terms of the Assigned Leases before they expired.

Chesapeake and Nathan signed a joint operating agreement in which Chesapeake agreed to initiate drilling operations on the land covered by the Assigned Leases before the expiration of the primary terms. Chesapeake extended the terms of the Deep Allar Lease (along with the Shallow Allar Lease) and the Bagget Leases but it did not initiate drilling operations on the land covered by the Driver Lease before it expired on February 4, 2007. Instead, Chesapeake obtained an agreement with the entity holding the top lease on the properties covered by the Driver Lease. A top lease is a lease that becomes effective upon the termination of a prior lease. As a result of its agreement with the entity holding the top lease, upon the expiration of the Driver Lease, Chesapeake obtained an interest of 68.75% in the deep rights included in the top lease. The top lease is referred to in this discussion as the “Driver Bergstein Lease”. This resulted in a reduction of the net acreage covered by the Assigned Leases from 8,865 acres to 8,618 acres.

If Chesapeake successfully completes a well capable of producing hydrocarbons in commercial quantities, the assignment of the Assigned Leases will become permanent. In that case, in accordance with the terms of the Letter Agreement and assuming that Chesapeake has drilled at least 10 wells, and that it has recovered from the revenue produced by those wells (net of taxes and royalties) all of its costs in drilling, completing, equipping and operating the wells, Nathan will eventually have an interest in 25% of the production from the wells. Chesapeake has not yet informed us that they have completed a well capable of producing hydrocarbons in commercial quantities, although it has drilled two wells on the leased acres as of the date of this prospectus and it began drilling a third well on June 7, 2007. We are relying entirely on information that we receive informally from Chesapeake for the status of our leases and we have not yet independently confirmed it. The assignment of the leases was executed on June 9, 2006. Nathan retained all of the rights from the surface to 1,500 feet.

As we noted above, once Chesapeake has recovered all of the costs of drilling, completing, equipping and operating the first 10 wells, commonly said to have “paid out”, Nathan will be entitled to a 25% working interest in Chesapeake’s interest in the wells. Our working interests would include 25% in wells drilled on approximately 7,750 acres covered by the Deep Allar Lease, 12.5% in wells drilled on approximately 651 acres covered by the Baggett Leases, and 17.1875% in wells drilled on approximately 790 acres covered by the Driver Bergstein Lease. Alternatively, Nathan may, at any time before the first ten wells have paid out, elect to pay 25% of the drilling, completing and operating costs, less any revenue earned from the wells, to the date of the election, to earn an immediate 25% working interest in the wells drilled as of the date of the election. In all subsequently drilled wells, Nathan may participate by paying 25% of the costs of drilling, completing, equipping and operating the wells to earn a 25% working interest in the wells, or it may elect to pay nothing toward these costs and earn a 6.25% working interest in these wells after Chesapeake has recovered 100% of its costs. Chesapeake has made no representation that it will be successful in drilling, completing, equipping and operating any wells in accordance with the agreement.

If Chesapeake has not commenced operations for drilling a well within 60 days from the expiration of a lease’s primary term, or from the expiration of the term provided for in the lease’s continuous development provision, then Nathan will have the right to drill a well under the terms of the joint operating agreement. Chesapeake will have a period of 15 days from the receipt of Nathan’s drilling proposal to elect to participate. As we described above, Chesapeake has drilled two wells and is in the process of drilling a third well. The first well was drilled on the property covered by the Baggett Leases and has been waiting on a pipeline hookup since April 3, 2007. The second well, which was dry, was drilled on the property covered by the Shallow Allar Lease and the Deep Allar Lease. Chesapeake is currently drilling a third well on the property covered by the Baggett Leases.

Chesapeake will charge a transportation fee of $0.50 per Mcf (thousand cubic feet) and a marketing fee of $0.03 per Mcf for natural gas produced and transported from the property covered by the leases. Upon successful completion of a well capable of producing natural gas in commercial quantities, Chesapeake has agreed to immediately begin the building or procuring of a pipeline to transport the natural gas to the market.

As is customary in the oil and gas industry, only a preliminary title review was conducted at the time Chesapeake entered into the agreement. Before it started its drilling operations, Chesapeake was responsible for examining the title of the drill site tract and performing any curative work, if necessary, with respect to significant defects, if any, before proceeding with the operations.

Our leasehold properties are subject to royalty, overriding royalty and other outstanding interests customary in the industry. The properties may also be subject to burdens such as liens incident to operating agreements and current taxes, development obligations under oil and gas leases and other encumbrances, easements and restrictions. We do not believe that any of these burdens will materially interfere with our use of these properties.

Operations

Our property has eleven wellbores, which Getty Oil drilled between 1975 and 1981, for which we have no information, and one bore hole which we drilled in 2002, the results of which were inconclusive. During the three most recent fiscal years, we had no drilling activity and no oil and gas production from our property and, therefore, no costs that would be associated with such production. We have not retained the services of an engineer to determine if there are oil or gas reserves on our property and we are unable to assure you that any such reserves exist.

We have no oil and gas reserves or production subject to long-term supply, delivery or similar agreements. Estimates of our total proved oil and gas reserves have not been filed with or included in reports to any federal authority or agency other than the Securities and Exchange Commission.

Table 2 illustrates the gross and net acres of developed and undeveloped gas and oil leases held by Nathan.

Table 2
Acreage
	Developed Acres		Undeveloped Acres
Area	Gross	Net	Gross	Net
Texas	0	0	9,191	8,618
Total	0	0	9,191	8,618

Competition

We have no competitive presence in the oil and gas industry whatsoever. Most of our competitors have much greater experience than we have, are larger and have significantly greater financial resources, existing staff and labor forces, equipment, and other resources, including oil and gas producing properties, than we do. To date, we have earned no revenues from our operations and there is no assurance that we ever will. We do not have the resources necessary to develop the limited properties we have.

Even if we had the resources necessary to develop our properties, the availability of a ready market for oil and gas depends on numerous factors beyond our control, including the extent of domestic production and imports of oil and gas, proximity and capacity of pipelines, and the effect of federal and state regulation of oil and gas sales, as well as environmental restrictions on exploration and usage of oil and gas.

Government Regulation and Environmental Matters

Oil and gas operations generally are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. These types of operations are subject to extensive federal, state and local laws and regulations governing waste disposal, the release of emissions, the handling of hazardous substances, environmental protection and remediation and workplace exposure.

Because we have no operations, we believe that we are in substantial compliance with all such laws and do not currently anticipate that we will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements.

Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the EPA or any other entity, it is possible, as an owner of oil and gas leases, that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove that we were not responsible for the environmental damage or we could be required to pay costs to remediate the environmental damage if we are found to be responsible.

Intellectual Property

We do not own any patents, licenses, franchises, or concessions. Our leases call for the payment of royalties to the lessors, who are private landowners.

Employees

We have no employees. Our president, Mr. Richard N. Jeffs, who is also a director, our secretary, Mr. Shawne Malone, who is also a director, and our treasurer, Mr. John daCosta, provide their administrative services to us. Brek, our sole shareholder, pays for these services on our behalf. We do not intend to repay Brek for providing the services of Messrs. Jeffs, Malone and daCosta but will be responsible for the cost of their services when the distribution described in the prospectus is completed.

Properties

Brek provides our office space without charge. The location of our office is 3388 Via Lido, Fourth Floor, Newport Beach, California 92663. We do not intend to repay Brek for providing the office space, but we will be responsible for our share of the office when the distribution described in this prospectus is completed.

Nathan Oil Partners LP’s registered office is located at 602 South Harbor Court, Granbury, Texas 76048. We manage Nathan Oil’s operations from our Newport Beach office.

Through Nathan, we have interests in nine leases covering approximately 9,191 gross and approximately 8,618 net acres in the Rocksprings Prospect in the Val Verde Basin of Edwards County, Texas. Eight of the leases have a primary term of five years ending in February 2007; the ninth lease has a primary term ending in February 2010. We believe that, through its drilling operations on the properties covered by the leases, Chesapeake has extended the terms of six of the nine leases to 90 days from the date on which it completes the well it has drilled on the property covered by the leases; and of two of the leases for 180 days from the date on which it completes the well it has drilled on the property covered by the leases. Chesapeake acquired an undivided 68.75% interest, rather than a 100% interest, in the rights covered by the ninth lease through a top-lease that became effective when our lease expired on February 4, 2007. The new lease expires on February 1, 2010.

Six of the leases, covering 650.9 gross acres, include a provision that extends the primary term from February 8, 2007, for as long thereafter as operations are conducted upon the land with no cessation for more than 90 days; one lease covering 790.2 gross acres extends the primary term from February 1, 2010, if operations are conducted with no cessation for more than 60 days. Operations are defined as drilling, testing, completing, marketing, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas, sulphur or other minerals, excavating a mine, and production of oil, gas, sulphur or other minerals, whether or not in paying quantities. These leases require the payment of a royalty of one-sixth on all oil produced or, at the option of the lessor, the payment of the average posted market price of such interest, less one-sixth of the cost to render the oil marketable, one-sixth of the amount realized for the sale of gas and casinghead gas and one-tenth, either in kind or in value, of all other minerals that are mined and marketed (with the exception of sulphur which is mined and marketed, in which case the royalty is $1.00 per long ton). If, at any time after the expiration of the primary term, all the wells are shut-in for a period of 90 consecutive days and there are no operations on the leased property, then at or before the expiration of the 90 day period, Nathan must pay the lessor a royalty of $1.00 for each acre of land covered by the leases. We are entitled to pool or unitize any land covered by six of the leases with any other land or leases to establish units of 80 surface acres, or 40 acres in the case of one lease.

Two leases (collectively referred to in this discussion as the “Allar Leases”) give us development rights in slightly more than 7,749 acres located in Edwards County, Texas. One of the leases covers development rights from the earth’s surface to 1,500 feet below the earth’s surface and the other covers development rights from 1,500 feet below the earth’s surface. We had no obligation to commence or continue operations during the primary term, which ended on February 1, 2007. The shallow Allar Lease requires the payment of a royalty of one-sixth of all oil and associated products, one-sixth of the value of all gas (delivered free of cost of production and delivery) and one-sixth of the value of all plant products (including residue gas). If residue gas is produced, the lessor must receive the higher of one-sixth of the value or the current market price. The deep Allar Lease requires the payment of a royalty of one-fifth of the same production. The lessor may, at its option, take the gas royalty in kind. If at any time there is a gas well on the property, and the well is shut-in, we may pay an annual royalty of $5.00 for each acre of land covered by each of the Allar Leases and, for a period of one year from the date that the payment is made, it will be considered that gas is being produced in paying quantities. We may continue paying this “shut-in royalty” on an annual basis for a period of no more than two years. The Allar Leases will continue to remain in force at the expiration of the primary term or the termination of continuous development so long as we are engaged in operations for drilling, mining or reworking any well included on the property and there is no cessation of the drilling, mining or reworking for a period of more than 90 days or as long as oil, gas or other minerals are produced. “Continuous development” is defined in the Allar Leases as the commencement of drilling operations of a new well within 180 days of completion of the last well drilled on the property. We are entitled to unitize or pool the Allar Leases and the property with other leases and properties in the same area or field. We have agreed to indemnify the lessor for any damages incurred to persons or property arising out of our operations.

Chesapeake has conducted a 3-D seismic survey over the lands covered by the leases and has agreed to give us an array of logs, including a magnetic imaging log, and sidewall cores in the shallow oil zone covered by the leases and not transferred to Chesapeake. We will review these data to determine where or whether to drill in the shallow zone. We understand that Chesapeake is evaluating the 3D seismic data in order to select sites for drilling.

We have assigned an overriding royalty interest in all of the above described leases to Florida Energy I, Inc., Richard N. Jeffs, our president and a director, and Marc Bruner, the chairman of the board of directors of Gasco Energy, Inc. The assignment to Florida Energy I, Inc. provides for an overriding royalty interest equal to 2% of all oil, gas and other minerals produced and saved for our benefit pursuant to all of the leases. The assignments to Mr. Jeffs and Mr. Bruner provide to each of the assignees an overriding royalty interest equal to 3.166665% of all oil, gas and other minerals produced and saved for our benefit pursuant to all of the leases except the deep Allar Lease and equal to 1.5% of all oil, gas and other minerals produced and saved for our benefit pursuant to the deep Allar Lease. We agreed to assign the royalty interests to Florida Energy I, Inc., Mr. Jeffs and Mr. Bruner in 2001 in exchange for their efforts in identifying, negotiating and acquiring the leases and arranging the financing for the acquisitions. We have not received any royalties from these leases to date. The royalty interests in the lease that expired in February 2007 expired at the same time. The surviving royalty interests cover oil, gas and other minerals produced and saved for our benefit from eight leases covering approximately 8,400 gross acres (8,075 net acres).

Legal Proceedings

We are not involved in any legal proceedings.

MANAGEMENT

The number of directors required by our bylaws may not be less than one nor more than eight. We have set the number of directors at six. All of our directors are also directors of Brek.

 Table 3 sets forth certain information regarding our directors and executive officers.

Table 3
Management
Name	Age	Position

Richard N. Jeffs	61	President, chief financial officer, director
Gregory Pek	52	Director
Ian Robinson	68	Director
Michael L. Nazmack	57	Director
Eugene Sweeney	39	Director
Shawne Malone	39	Secretary, director
John daCosta	42	Treasurer

Except as discussed below, during the past five years, none of our officers or directors has:

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities,

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated, or

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time.

On April 24, 2007 the British Columbia Securities Commission issued an order prohibiting Mr. Jeffs from engaging in investor relations activities for a period of five years from the date of the order.

There are no family relationships among our directors and officers.

Biographical Information

Richard N. Jeffs. Mr. Jeffs has been our president, chief financial officer and a director since August 2006. He has been the president and chief executive officer of Brek Energy Corporation since February 2004 and a director and the chief financial officer since January 2005. Mr. Jeffs has been the sole director and president of Brek Petroleum Inc, since February 2004, and the sole director and officer of Brek Petroleum (California), Inc. since July 2004. In the past five years, Mr. Jeffs has been a self-employed businessman (since 1990) and a director of a private venture capital company (since 1999).

Gregory Pek. Mr. Pek has been a director since August 2006. Mr. Pek was a co-founder of Brek Energy Corporation and has held various positions with Brek Energy Corporation, including president, chief executive officer, chief financial officer and a director, from March 1999 to the present. Since December 2002, Mr. Pek has been a director and officer of Global Financial Network Limited, a private Hong Kong company. From 1994 to 1999, Mr. Pek was an executive officer of both David Resources Company Limited, a petroleum and wine trading company, and Kong Tai International Holdings Company Limited, a real property investment company. From September 1998 to February 1999, Mr. Pek was a director of Singapore Hong Kong Properties Investment Limited, another real property investment company. Mr. Pek obtained a Bachelor of Commerce degree from the University of British Columbia in 1978. In 1981, Mr. Pek received his chartered accountant designation after articling with Clarkson Gordon.

Ian Robinson. Mr. Robinson has been a director since August 2006. Since April 2001 Mr. Robinson has also been a director of Brek Energy Corporation. Since 1995, Mr. Robinson has been the owner and managing director of Robinson Management Limited, a business consulting firm. In 1962, Mr. Robinson received his CA designation from the Institute of Chartered Accountants of Australia.

Michael L. Nazmack. Mr. Nazmack has been a director since August 2006 and, since March 2003, a director of Brek Energy Corporation. Mr. Nazmack, a graduate of Penn State University with degrees in mechanical and civil and structural engineering, was granted his Professional Engineer’s Certificate from the states of California and Alaska in 1979. From 1977 until 1984 he worked for Santa Fe International Corporation on a number of oil and gas related projects and was the project engineer for the North Slope of Alaska’s oil field development, responsible for the planning, engineering and construction of over one billion dollars worth of oil and gas pipelines. From 1986 to 2003, Mr. Nazmack was the president of Longstown Development Corporation, a developer of 300 retirement condominium units. From 1993 to 2002, Mr. Nazmack was also the vice-president of York Condominium Constructors, Inc., which built another 300 retirement condominium units. For both these projects, Mr. Nazmack designed the units and the site layout, did the construction surveying, personally handled the permitting, sales, and the business, legal, and engineering matters on a daily basis. Mr. Nazmack was the chairman of the board of York Industries, Inc. from February 1997 until he retired in May 2005.

Eugene Sweeney. Mr. Sweeney has been a director since August 2006 and a director of Brek Energy Corporation since October 2004. Mr. Sweeney has been an investment strategist for Griffin Asset Management LLC since September 2004. Mr. Sweeney was an equity and options trader from September 1999 to September 2004.

Shawne Malone. Mr. Malone has been a director since August 2006 and a director of Brek Energy Corporation since October 2004. From March 1999 through June 2004, Mr. Malone was an options specialist for TD Options LLC in New York, a subsidiary of TD Bank, a large multinational bank with headquarters in Toronto, Canada. Mr. Malone has experience trading options on a variety of assets from equities to commodities to convertible bonds.  Mr. Malone is a co-founder of, and since July 2004, has been the co-CEO of Griffin Asset Management LLC, a money management firm headquartered in Chicago.  Mr. Malone graduated from Pennsylvania State University in 1997 with a BS in finance and international business.

Election of Directors

At a meeting of shareholders at which a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote in an election.

Committees of the Board of Directors

Our board of directors does not have an audit committee, a compensation committee or a nominating committee.

Executive Compensation

Since our inception on August 10, 2006, we have not paid any compensation to our officers or directors.

Option Grants and Exercises

No options were granted to or exercised by our officers or directors since our inception on August 10, 2006.

Employment Agreements

We do not have an employment agreement with any of our officers.

Compensation of Directors

We do not have a plan pursuant to which members of our board of directors are compensated and members of the board of directors do not receive cash compensation for their services as board members. Our directors may receive reimbursement for reasonable out-of-pocket expenses in attending meetings of the board of directors. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we would compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have assigned overriding royalty interests in all of our oil and gas leases to Florida Energy I, Inc., Richard N. Jeffs, our president and a director and Marc Bruner, the chairman of the board of directors of Gasco Energy, Inc. The assignment to Florida Energy I, Inc. provides for an overriding royalty interest equal to 2% of all oil, gas and other minerals produced and saved for our benefit pursuant to all of the leases. The assignments to Mr. Jeffs and Mr. Bruner provide to each of the assignees an overriding royalty interest equal to 3.166665% of all oil, gas and other minerals produced and saved for our benefit pursuant to all of the leases except the deep Allar Lease and equal to 1.5% of all oil, gas and other minerals produced and saved for our benefit pursuant to the deep Allar Lease. While the assignments are dated April 21, 2006, they date back to 2001. At that time Mr. Jeffs was an affiliate of Vallenar Energy Corp. by virtue of his common stock holdings, which exceeded 5% of Vallenar Energy Corp.’s issued and outstanding common stock. In 2001, Mr. Jeffs proposed to Vallenar Energy Corp. that he and Mr. Bruner and Mr. Stephen Bruner, a principal of Florida Energy I, Inc., neither of whom was, at that time, an affiliate of Vallenar Energy Corp., negotiate on the company’s behalf for the acquisition of leases in Edwards County Texas. Vallenar Energy Corp. agreed that if favorable leases could be negotiated and Mr. Jeffs and the other two individuals could organize the financing required to acquire the leases and conduct a drilling program it would grant to these individuals, collectively, a royalty equal to the difference between the lease burdens existing on the properties and 25%, the standard burden in Texas. The leases were successfully negotiated and were signed in February 2002 and the financing was obtained. The delay in recording the royalty interests arose from a number of factors, most of which were personal to the individuals. Furthermore, because there was no production on which to calculate the royalties, there was no urgency to record the royalty assignments. When the development agreement with Chesapeake was negotiated, the parties determined that the royalty assignments needed to be recorded. Chesapeake was aware of the royalty assignments when it entered into the transaction with Nathan Oil Partners LP. We believe that the assignment of the overriding royalty interests constituted terms that were at least as favorable to us as we could have obtained from unaffiliated third parties because of the risk of non-payment undertaken by Mr. Jeffs and his associates. These individuals were not paid cash compensation for their time and expertise and there is still no assurance that oil or gas will be produced from the properties, so it is possible that no royalties will ever be paid. No royalties have been paid to date to Mr. Jeffs, Mr. Bruner or Florida Energy I, Inc. The royalty interests in the lease that expired in February 2007 expired at the same time. The surviving royalty interests cover oil, gas and other minerals produced and saved for our benefit from eight leases covering approximately 8,400 gross acres (8,075 net acres).

Brek, our sole shareholder, provides office space and support staff to us at no charge. Brek also pays the costs of our executive officers. The value of the office space and services is approximately $12,000 annually. We do not have a contract with Brek that requires Brek to provide these facilities and services and we do not intend to repay Brek for the costs of these facilities and services. As our parent, Brek decided these terms, which are more favorable than terms we would have received from unaffiliated third parties.

On June 28, 2002 Brek borrowed a total of $370,000 from our subsidiary, Vallenar Energy Corp. The loan was payable on demand. Simple interest accrued on the promissory note at the rate of 6% per year. Brek used the proceeds of the loan, together with cash in the amount of $30,000, to purchase 800,000 shares of Vallenar Energy Corp. common stock. The loan was paid in full on November 8, 2006. From June 28, 2002, the date the loan was provided, until November 8, 2006, the date the loan was repaid, Brek paid a total of $55,519 in interest over the term of the loan.

On occasion, Brek has advanced money to us and to Energy for the payment of expenses. At March 31, 2007, we and Energy owed Brek a total of $13,911 for these advances. There is no fixed repayment term and the advances do not accrue interest.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Table 4 sets forth information as of June 4, 2007 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities. None of our executive officers or directors personally owns any of our outstanding voting securities, however, Brek’s board of directors has voting control over the common stock it owns. Brek’s board of directors is identical to our board of directors.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 4, 2007 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Table 4
Beneficial Ownership
Name And Address(1)	Number Of Shares Beneficially Owned	Percentage Owned
Brek Energy Corporation	8,000,000	100%

(1) Brek’s address is 3388 Via Lido, Newport Beach, California 92663.

DESCRIPTION OF OUR SECURITIES

Common Stock

We are authorized by our articles of incorporation to issue 200,000,000 shares of common stock, $0.001 par value. There is no trading market for our common stock.

As of June 4, 2007 we had issued and outstanding 8,000,000 shares of common stock. Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the board of directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities.

Holders of common stock do not have cumulative voting rights.

Preferred Stock

Our articles of incorporation permit us to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued in any number of series, as determined by the board of directors. The board may, by resolution, fix the designation and number of shares of any such series of preferred stock, may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series, and may increase or decrease the number of shares of any such series, all in accordance with Nevada law.

We have not issued any preferred stock to date.

Change of Control Provisions

While there are no specific provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change of control, our board of directors has the right to issue 25,000,000 shares of preferred stock, $0.001 par value per share and is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. Our board of directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, could include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

Our board of directors has no immediate plans to issue shares of our preferred stock.

PLAN OF DISTRIBUTION

This prospectus covers the distribution of 8,000,000 shares of our common stock. The distribution will be accomplished by direct mail. Our transfer agent will mail the shares of common stock to Brek’s shareholders after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission.

Brek is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the distribution of these shares to its shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

•	the creation of a trust fund

•	the establishment of a program of self-insurance

•	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation

•	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders,

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our articles of incorporation state that we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in our right) by reason of the fact that he or she is or was our director, officer, employee or agent or was serving as a director, officer, employee or agent of another entity at our request or at the request of any predecessor against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of our articles of incorporation, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

The right to indemnification and to the advancement of expenses conferred by our articles of incorporation are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the articles of incorporation or otherwise.

Our obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

We will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified, in advance of the final disposition of such proceeding; provided that we have received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our bylaws also include indemnification provisions for directors and officers. Article 11 of our bylaws states that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent or is or was serving at our request as a director, officer, employee, or agent of another enterprise, shall be indemnified and held harmless by us to the fullest extent provided by law. This indemnity covers all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and inures to the benefit of his heirs, executors and administrators. We must indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by our board of directors. Our bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was our director or officer or who was serving at our request as a director of officer of another enterprise.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Judiciary Plaza, 100 F Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

EXPERTS

Mendoza Berger & Company, LLP audited our financial statements from inception (August 10, 2006) through December 31, 2006 and those of our subsidiary, Vallenar Energy Corp., for the period ended August 24, 2006 and the year ended December 31, 2005, as set forth in their reports. We have included our financial statements in the prospectus in reliance on the report of Mendoza Berger & Company, LLP given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Vallenar Energy Corp.

We have audited the accompanying consolidated balance sheet of Vallenar Energy Corp. (an exploration stage company), as of August 24, 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period ended August 24, 2006 and the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vallenar Energy Corp. as of August 24, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period ended August 24, 2006 and for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 3, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California
July 12, 2007

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET

ASSETS

August 24, 2006
Current Assets

Cash	$294
Due from related party	160,548
160,842

Unproven oil and gas properties	100
TOTAL ASSETS	$160,942
Current Liabilities

Accounts payable and accrued liabilities	$71,422
Due to related parties	9,214
TOTAL LIABILITIES	80,636
Commitments and contingencies	-

Stockholders’ Equity:
Common stock:
200,000,000 shares authorized; $0.001 par value, 11,000,000 shares issued and outstanding at August 24, 2006 and December 31, 2005	11,000
Preferred stock:
50,000,000 shares authorized; $0.001 par value, 733,333 shares issued and outstanding at August 24, 2006 and December 31, 2005	733

Additional paid in capital	823,317
Accumulated deficit	(754,744)
TOTAL STOCKHOLDERS' EQUITY	80,306
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$160,942

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period ended August 24,		For the year ended December 31,
		2006	2005
Expenses

General and administrative		$76,336	$7,640
Total expenses		76,336	7,640

Other income

Interest revenue		7,759	12,000
Net (loss) income		$(68,577)	$4,360
Basic and diluted earnings per share	$	(0.00)	$0.00
Basic weighted average shares outstanding		11,000,000	11,000,000
Diluted weighted average shares outstanding		11,000,000	11,733,333

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD ENDED AUGUST 24, 2006 AND FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock Issued		Preferred Shares Issued		Additional
	Number of		Number of		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2005	11,000,000	$11,000	733,333	$733	$823,317	$(690,527)	$144,523

Net income for the year ended December 31, 2005	-	-	-	-	-	4,360	4,360
Balance, December 31, 2005	11,000,000	11,000	733,333	733	823,317	(686,167)	148,883

Net income for the period ended, August 24, 2006	-	-	-	-	-	(68,577)	(68,577)
Balance, August 24, 2006	11,000,000	$11,000	733,333	$733	$823,317	$(754,744)	$80,306

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the period ended August 24, 2006		For the year ended December 31, 2005
Cash flows provided by operating activities:

Net (loss) income for the period	$	(68,577)	$4,360
Changes in operating assets and liabilities:
Accounts receivable		-	9

Due from related party		76,434	(10,490)
Accounts payable and accrued liabilities		(7,842)	5,842
Due to related parties		-	288
Net increase in cash		15	9

Cash at the beginning of period		279	270
Cash at the end of period		$294	$279
Supplemental cash information:
Cash paid during the period for:
Income taxes		$-	$-
Interest		$-	$-

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Vallenar Energy Corp. (“Vallenar”) was incorporated on January 27, 1999 in the State of Nevada. Vallenar owns all of Nathan Oil Operating Co. LLC, a company organized in the State of Texas on October 31, 2001, and has a 99% interest in Nathan Oil Partners LP, a limited partnership formed in the State of Texas on October 31, 2001. Nathan Oil Operating Co. LLC has a 1% interest in Nathan Oil Partners LP.

Vallenar is involved in the oil and gas business. Through Nathan Oil Partners LP, Vallenar has a 97% interest in several oil and gas leases in the state of Texas. In these notes, the terms “Company”, “we”, “us” or “our” mean Vallenar Energy Corp. and its subsidiaries whose operations are included in these consolidated financial statements.

Exploration Stage

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars. The Company has not produced any revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 Accounting and Reporting by Development Stage Enterprises.

The Company is in the early exploration stage. In an exploration-stage company, management devotes most of its time developing its business. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company’s continuation as a going concern and its ability to emerge from the exploration stage with any planned principal business activity is dependent upon the continued financial support of its shareholders and its ability to obtain the necessary equity financing and attain profitable operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Nathan Oil Partners LP and Nathan Oil Operating Co. LLC. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At August 24, 2006, we had no cash equivalents.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company places its cash with a major financial institution and, by policy, limits the amount of credit exposure with any one financial institution.

Fair Value of Financial Instruments

The carrying values reflected in the consolidated balance sheet for cash and accounts payable and accrued liabilities approximate their fair values because of the short term nature of these instruments.

Revenue Recognition

Oil and gas revenue will be recognized as income when oil or gas is produced and sold. Interest revenue is recognized at the end of each quarter. Interest revenue consists of interest accrued on the note receivable from a related party.

Long-Lived Assets

At August 24, 2006, the Company’s only long-lived asset was its oil and gas properties. At August 24, 2006 the Company determined that the oil and gas properties reflected their fair value and did not recognize an impairment loss.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Unproven Oil and Gas Properties

The Company follows the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas leases and acquisition and development of oil and gas properties are capitalized into a single cost center (“full cost pool”). Such costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and costs of drilling both productive and non-productive wells. Proceeds from property sales are generally credited to the full cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs is computed using the units of production method based upon estimated proven oil and gas reserves. The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties. The properties are reviewed annually for impairment.

Oil and Gas Properties, continued

Total well costs are transferred to the depletable pool even when multiple targeted zones have not been fully evaluated. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas reserves plus the cost or estimated fair value, if lower, of unproven properties. In accordance with SFAS 143 and SAB 106, future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, have been excluded from the present value of estimated future net cash flows used in the ceiling test calculation. Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

Asset Retirement Obligations

SFAS No. 143, Accounting for Asset Retirement Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life. At August 24, 2006, the Company did not have any asset retirement obligations.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. The Company had no comprehensive income during the period ended August 24, 2006, and during the year ended December 31, 2005.

Basic and Diluted Net (Loss) Income per Common Share (“EPS”)

Basic net (loss) income per share is computed by dividing net income attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon the exercise of options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares that the Company could have repurchased with the proceeds from the exercise of options and warrants (which are assumed to have been made at the average market price of the common shares during the reporting period) Potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

As of August 24, 2006, the Company had 11,000,000 shares of common stock issued and outstanding. The Company also had 733,333 shares of common stock issuable upon exercise of a conversion option on the preferred shares.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) is effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and amends SFAS 95, Statement of Cash Flows. SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires that the expense for stock compensation be recorded based on a fair value method.

The Company follows the “modified prospective method”, which requires the Company to recognize compensation costs for all share-based payments, whether granted, modified or settled, in its financial statements.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153 (“SFAS 153”), Exchanges of Nonmonetary Assets, which changes the guidance in APB 29, Accounting for Nonmonetary Transactions. This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this SFAS 153 are to be applied prospectively and are effective for fiscal years beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company’s financial position or results of operations.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections. This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that a correction of errors in previously issued financial statements should be termed a “restatement”. SFAS 154 is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on our financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect its adoption of SFAS 155 to have a material impact on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (“SFAS 140”). SFAS 56 amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 did not have a material impact on its financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109. Fin 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective beginning in fiscal 2008. The adoption of FIN 48 is not expected to have any effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company beginning on January 1, 2008. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial statements.

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008 or December 31, 2008 for the Company. The adoption of SFAS 158 is not expected to have a material impact on the Company’s financial statements.

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company adopted SAB 108 on December 31, 2006. The adoption did not have a material impact on the Company’s financial statements.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP will be effective for the Company December 31, 2006. The adoption of this FSP did not have an impact on the Company’s financial position or results from operations.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of SFAS No. 115 (“SFAS 115”), Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for-sale and trading securities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company plans to adopt SFAS 159 effective January 1, 2008. The Company is in the process of determining the effect, if any, that the adoption of SFAS 159 will have on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company has accumulated a deficit of $754,744 since inception and will require additional financing to fund and support its operations until it achieves positive cash flows from operations. These factors raise

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - GOING CONCERN (continued)

substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production and operating costs. The Company plans to mitigate its losses in the future through a joint operating agreement with a Texas oil and gas company (“operator”) whereby the operator has agreed to initiate drilling operations on the oil and gas properties and pay the exploration, drilling, completing, equipping and operating costs associated with developing the oil and gas properties. Based upon its current plans, the Company expects to incur operating losses in future periods. However, there is no assurance that the Company will be able to obtain additional financing, locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production or operating costs, or that the operator will initiate drilling operations or pay for the exploration, drilling, completing, equipping or operating costs associated with developing the oil and gas properties. The financial statements do not include any adjustments that might result from the realization of these uncertainties.

NOTE 4 - UNPROVEN OIL AND GAS PROPERTIES

The Company has an interest of approximately 97% in nine oil and gas leases, comprising 9,191 gross acres (8,865 net acres) in Edwards County in Texas. These leases include certain provisions that extend the February, 2007, expiration date on these leases for an indefinite period as long as operations are conducted without cessation for more than 90 days on the lands covered by seven leases and 180 days on the lands covered by two leases. (Note 8)

At December 31, 2002, the oil and gas properties were written down from $595,158 to $100 because no arrangements were in place at that time to develop these properties. The Company’s Texas properties are evaluated periodically for the possibility of potential impairment. At August 24, 2006, it was determined that the properties were recorded a fair value and no impairment charges were recorded against these properties.

On May 8, 2006, the Company entered into a letter agreement dated April 3, 2006, with a Texas oil and gas company (the “operator”) for the development of the Company’s oil and gas properties in Texas. Under the agreement, the operator can earn a 100% leasehold interest in the leases to depths below 1,500 feet in exchange for drilling until it has completed a well capable of producing hydrocarbons in commercial quantities. When the operator has completed the first ten wells and recovered 100% of the costs to drill and operate the wells (“payout”), the Company can back in for a 25% working interest in the wells. On future wells, the Company can either participate from the outset to earn a 25% working interest, or back in after payout to earn a 6.25% working interest.

Pursuant to an assignment of oil and gas leases agreement, dated June 9, 2006, the Company assigned all of its oil and gas leases, so far as they cover depths below 1,500 feet, to the operator in exchange for the operator’s initiating drilling operations on the land covered by the leases before the primary terms of the leases expire. If the operator successfully completes a well capable of producing hydrocarbons in commercial quantities, this assignment of oil and gas leases will become permanent.

Overriding royalty interests in the oil and gas leases totaling between 5% and 8.33% of all oil, gas and other minerals produced, were assigned to three parties between October 4, 2002, and April 21, 2006. (Note 5)

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - RELATED-PARTY TRANSACTIONS

Due from Related Party

At August 24, 2006 the Company had a note receivable for $200,000, plus accrued interest of $46,251 due from its parent, Brek Energy Corporation (“Brek”). At August 24, 2006 the Company was indebted to Brek in the amount of $85,703. (Note 8)

Overriding Royalty Interest

The president of the Company has overriding royalty interests in all oil, gas and other minerals produced of 3.17% in eight of the oil and gas leases and 1.5% in one of the oil and gas leases. (Note 4)

NOTE 6 - INCOME TAXES

Income tax expense has not been recognized for the period ended August 24, 2006 and the year ended December 31, 2005 and no taxes were payable at August 24, 2006, because the Company has incurred losses since its inception.

The components of the Company’s net operating (loss) income for the period ended August 24, 2006 and the year ended December 31, 2005 are as follows:

August 24, 2006	December 31, 2005

$ 68,577	$ 4,360

As of August 24, 2006, the Company had the following deferred tax asset that primarily related to net operating losses. A 100% valuation allowance has been established, as management believe it is more likely than not that the deferred tax asset will not be realized.

2006
Federal loss carryforwards	$256,613
State loss carryforwards, Nevada	-
Less: Valuation allowance	(256,613)
$-

The Company’s valuation allowance increased during 2006 by $23,316.

At August 24, 2006 the Company had $754,744 in federal net operating loss carryforwards (“NOL’s”) and $0 in state NOL’s. The Federal NOL’s expire through December 24, 2006

VALLENAR ENERGY CORP.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company had no lease commitments at August 24, 2006.

Oil and Gas Commitments

As is customary in the oil and gas industry, the Company may at times have commitments to preserve or earn certain acreage positions or wells. If the Company does not pay such commitments, it may lose the acreage positions or wells.

NOTE 8 - SUBSEQUENT EVENT

Due from Related Party

Subsequent to August 31, 2006, the note receivable from Brek in the amount of $200,000 plus accrued interest was paid in full. (Note 5)

Unproven Oil and Gas Properties

Subsequent to August 24, 2006, the Company’s operator performed sufficient work on the oil and gas leases to extend and maintain eight of the leases in good standing. One of the oil and gas leases comprising 790 gross and net acres, expired in February 2007. The Company’s operator obtained a new lease covering the same acreage and has an undivided 68.75% interest in the gas, oil and other mineral rights. The Company’s proportionate interest in this ninth lease is 25% of the operator’s interest in the deep rights, or a net interest of 17.19%, and 100% interest in the shallow rights, or a net interest of 68.75%. The Company’s interest is approximately 94% of nine oil and gas leases, comprising 9,191 gross acres (8,618 net acres). (Note 4)

 VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2006

UNAUDITED

Assets

Current assets

Cash	$279
Due from related party	227,111
227,390

Oil and gas properties	100

Total assets	$227,490

Liabilities and Stockholders' Equity

Current liabilities

Accounts payable and accrued liabilities	$73,483
Due to related parties	9,214
Total liabilities	82,697

Stockholders' equity
Preferred stock, 50,000,000 authorized; $0.001 par value 733,333 shares issued and outstanding	733
Common stock, 200,000,000 authorized; $0.001 par value 11,000,000 shares issued and outstanding	11,000
Additional paid in capital	823,317
Accumulated deficit	(690,257)
Total stockholders' equity	144,793
Total liabilities and stockholders' equity	$227,490

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006

UNAUDITED

2006
Expenses

General and administrative	$7,049
Total expenses	7,049

Other income

Interest revenue	2,959
Net (loss) income	$(4,090)
Basic and diluted (loss) earnings per share	$(0.00)
Basic Weighted Average Shares Outstanding	11,000,000
Diluted Weighted Average Shares Outstanding	11,000,000

VALLENAR ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006

UNAUDITED

2006
Cash flows provided by (used in) operating activities

Net (loss) income for the period	$(4,090)

Changes in operating assets and liabilities:
Accounts receivable	-
Due from related party	9,871
Accounts payable and accrued liabilities	(5,781)
Due to related parties	-
Net cash provided by (used in) operating activities	-

Cash at the beginning of the period	279
Cash at the end of the period	$279
Supplemental cash information:

Cash paid during the year for:
Income taxes	$-
Interest	$-

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-20

Condensed Consolidated Statements of Operations
For the Three Months ended March 31, 2007 and the Period from
August 10, 2006 (Inception) through March 31, 2007 (unaudited)	F-21

Condensed Consolidated Statement of Stockholders’ Equity
For the Period from Inception (August 10, 2006) through March 31, 2007 (unaudited)	F-22

Condensed Consolidated Statements of Cash Flows
For the Three Months ended March 31, 2007 and the Period from
August 10, 2006 (Inception) to March 31, 2007 (unaudited)	F-23

Notes to Condensed Consolidated Financial Statements	F-24

Report of Independent Registered Accounting Firm	F-29

Consolidated Balance Sheet at December 31, 2006	F-30

Consolidated Statement of Operations
For the Period from Inception (August 10, 2006) through December 31, 2006	F-31

Consolidated Statement of Stockholders’ Equity
For the Period from Inception (August 10, 2006) through December 31, 2006	F-32

Consolidated Statement of Cash Flows
For the Period from Inception (August 10, 2006) through December 31, 2006	F-33

Notes to Consolidated Financial Statements	F-34

Consolidated Balance Sheet at September 30, 2006 (unaudited)	F-46

Consolidated Statement of Operations
For the Period from Inception (August 10, 2006)
through September 30, 2006 (unaudited)	F-47

Consolidated Statement of Stockholders’ Equity
For the Period from Inception (August 10, 2006)
through September 30, 2006 (unaudited)	F-48

Consolidated Statement of Cash Flows
For the Period from Inception (August 10, 2006)
through September 30, 2006 (unaudited)	F-49

Notes to Consolidated Financial Statements	F-50

ROCK CITY ENERGY CORP.
(Formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets
Cash	$700,220	$100,291

Total current assets	700,220	100,291

Unproved oil and gas properties	100	100

Total assets	$700,320	$100,391

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$12,579	$12,575
Due to related party	13,911	13,911

Total current liabilities	26,490	26,486

Commitments and contingencies

Minority interest	39,918	39,954

Stockholders' equity
Preferred stock, 25,000,000 shares authorized; $0.001 par value,
0 shares issued and outstanding	-	-
Common stock, 200,000,000 shares authorized; $0.001 par value,
4,000,000 shares issued and outstanding at March 31, 2007
and December 31, 2006	4,000	4,000
Common stock subscribed	600,000	-
Additional paid-in capital	37,430	37,430
Accumulated deficit	(7,518)	(7,479)

Total stockholders' equity	633,912	33,951

Total liabilities and stockholders' equity	$700,320	$100,391

The accompanying notes are an integral part of these condensed consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months	August 10, 2006
	Ended	(Inception) to
	March 31, 2007	March 31, 2007

Expenses
Bank charges	$47	$47
Professional fees	-	7,523
Regulatory	28	153

Total expenses	75	7,723

Other income
Interest income	-	2,268

Net loss before franchise tax and minority interest	(75)	(5,455)

Franchise tax	-	(1,021)

Net loss before minority interest	(75)	(6,476)

Minority interest	36	(1,042)

Net loss for the period	$(39)	$(7,518)

Basic and diluted loss per share	$0.00	$0.00

Basic and diluted weighted average shares outstanding	4,000,000	4,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THOUGH MARCH 31, 2007
(UNAUDITED)

	Common Stock Issued		Common Stock Subscribed		Additional
	Number of		Number of		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at Inception (August 10, 2006)	-	$-	$-	$-	$-	$-	$-

Issuance of common stock	4,000,000	4,000	-	-	37,430	-	41,430

Net loss for the period ended December 31, 2006	-	-	-	-	-	(7,479)	(7,479)

Balance at December 31, 2006	4,000,000	4,000	-	-	37,430	(7,479)	33,951

Common stock subscribed	-	-	4,000,000	600,000	-	-	600,000

Net loss for the three month period ended March 31, 2007	-	-	-	-	-	(39)	(39)

Balance at March 31, 2007	4,000,000	$4,000	4,000,000	$600,000	$37,430	$(7,518)	$633,912

The accompanying notes are an integral part of these condensed consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months	August 10, 2006
	Ended	(Inception) to
	March 31, 2007	March 31, 2007

Cash flows from operating activities:
Net loss	$(39)	$(7,518)
Adjustments to reconcile not loss to net cash used in operating activities:
Cash acquired on acquisition of subsidiary	-	294
Minority interest	(36)	1,042
Changes in operating assets and liabilities:
Due to related party	-	4,697
Accounts payable and accrued liabilities	4	(58,843)

Net cash used in operating activities	(71)	(60,328)

Cash flows from investment activities:
Repayment of note payable from related party	-	160,548

Net cash provided by investment activities	-	160,548

Cash flows from financing activities:
Common stock subscribed	600,000	600,000

Net cash provided by financing activities	600,000	600,000

Net increase in cash	599,929	700,220

Cash, beginning of period	100,291	-

Cash, end of period	$700,220	$700,220

Supplemental cash flow information:
Cash paid during the period for:
Franchise taxes	$-	$1,021
Interest	$-	$-

Non-cash items:
Common shares issued on acquisition of subsidiary	$-	$41,430
Net assets acquired on acquisition of subsidiaries (net of cash)	$-	$(80,012)
Minority interest	$-	$38,876

The accompanying notes are an integral part of these condensed consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)
1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization

Rock City Energy Corp. (“Rock City”) was incorporated in the State of Nevada on August 10, 2006 as Vallenar Holdings, Inc. On August 24, 2006, Rock City acquired a 51.53% interest in Vallenar Energy Corp. (“Vallenar”), a company incorporated in the State of Nevada on January 27, 1999. Vallenar owns all of Nathan Oil Operating Co. LLC, a company organized in the State of Texas on October 31, 2001. Vallenar has a 99% interest in Nathan Oil Partners LP, a limited partnership formed in the State of Texas on October 31, 2001. Nathan Oil Operating Co. LLC has a 1% interest in Nathan Oil Partners LP.

Rock City is involved in the oil and gas exploration business. Through Vallenar’s subsidiary, Nathan Oil Partners LP, Rock City has a 94% interest in several oil and gas leases in the state of Texas. In these notes, the terms “Company”, “we”, “us” or “our” mean Rock City Energy Corp. and its subsidiary whose operations are included in these condensed consolidated financial statements.

Basis of Presentation

The unaudited condensed consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the audited consolidated financial statements included in the report on Form SB-2/A of Rock City Energy Corp. for the period from August 10, 2006 (Inception) to December 31, 2006. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2007 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited condensed consolidated financial statements and the related notes should be read in conjunction with the Company’s consolidated audited financial statements for the period from August 10, 2006 (Inception) to December 31, 2006 included in the Company’s report on Form SB-2/A.

Exploration Stage

These condensed consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars. The Company has not produced significant revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7.

The Company is in the early exploration stage. In an exploration stage company, management devotes most of its time to conducting exploratory work and developing its business. These condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company’s continuation as a going concern and its ability to emerge from the exploration stage with any planned principal business activity is dependent upon the continued financial support of its shareholders and its ability to obtain the necessary equity financing and attain profitable operations.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies is included in the Company’s 2006 Annual Report. Additional significant accounting policies which affect the Company or which have been developed since December 31, 2006, are summarized below:

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At March 31, 2007, and December 31, 2006, the Company had approximately $700,000 and $100,000, respectively in cash that was not insured. This cash is on deposit with very large chartered Canadian bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for sale and trading securities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We plan to adopt SFAS 159 effective January 1, 2008. We are in the process of determining the effect, if any, the adoption of SFAS 159 will have on our condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or fiscal 2009 for the Company. Adoption of SFAS 158 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company January 1, 2008. Adoption of SFAS 157 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109”. Fin 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective beginning in fiscal 2008.

The Company adopted the provisions of FIN 48 on January 1, 2007. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 had an immaterial impact on the Company’s condensed consolidated financial position and did not result in unrecognized tax benefits being recorded. Accordingly, no corresponding interest and penalties have been accrued. The Company files income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions. The Company has net operating losses for the period from August 10, 2006 (Inception) to December 31, 2006, which remain open for examination by the Internal Revenue Service.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 did not have a material impact on the Company’s condensed consolidated financial statements.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 155 did not have a material impact on the Company’s condensed consolidated financial statements.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

3.	GOING CONCERN

The Company has accumulated a deficit of $7,518 since inception and will require additional financing to fund and support its operations until it achieves positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production and operating costs. The Company plans to mitigate its losses in future through a joint operating agreement with a Texas oil and gas company (“operator”) whereby the operator has agreed to initiate drilling operations on the oil and gas properties and pay the exploration, drilling, completing, equipping and operating costs associated with developing the oil and gas properties. Based upon current plans, the Company expects to incur operating losses in future periods and there is no assurance that the Company will be able to obtain additional financing, locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production or operating costs, or that the operator will initiate drilling operations or pay for the exploration, drilling, completing, equipping or operating costs associated with developing the oil and gas properties. These condensed consolidated financial statements do not include any adjustments that might result from the realization of these uncertainties.

4.	UNPROVED OIL AND GAS PROPERTIES

The Company has an interest of approximately 94% in nine oil and gas leases, comprising 9,191 gross acres (8,618 net acres) in Edwards County in Texas. These leases include certain provisions that extend the January and February 2007 expiration dates for an indefinite period as long as operations are conducted on the land without cessation for more than 90 days.

On May 8, 2006, Vallenar entered into a letter agreement dated April 3, 2006, with a Texas oil and gas company (the “operator”) for the development of the Company’s oil and gas properties in Texas. Under the agreement, the operator can earn a 100% leasehold interest in the leases to depths below 1,500 feet in exchange for drilling until it has completed a well capable of producing hydrocarbons in commercial quantities. When the operator has completed the first ten wells and recovered 100% of the costs to drill the wells (“payout”), the Company can back in for a 25% working interest in the wells. On future wells, the Company can either participate from the outset to earn a 25% working interest, or back in after payout to earn a 6.25% working interest.

Pursuant to an assignment of oil and gas leases agreement, dated June 9, 2006, the Company assigned all of its oil and gas leases, so far as they cover depths below 1,500 feet, to the operator in exchange for the operator’s initiating drilling operations on the land covered by the leases before the primary terms of the leases expire. If the operator successfully completes a well capable of producing hydrocarbons in commercial quantities, this assignment of oil and gas leases will become permanent.

Overriding royalty interests in the oil and gas leases totaling between 5% and 8.33% of all oil, gas and other minerals produced, were assigned to three parties between October 4, 2002 and April 21, 2006 (see Note 5).

At March 31, 2007, the Company’s operator had performed sufficient work on the oil and gas leases to extend and maintain eight of the leases in good standing. One of the oil and gas leases comprising 790 gross and net acres, expired in February 2007. The Company’s operator obtained a new lease covering the same acreage and has an undivided 68.75% interest in the mineral rights. The Company’s proportionate interest in this ninth lease is 25% of the operator’s interest in the deep rights and 100% interest in the shallow rights, or a net interest of 68.75% (see Notes 5 and 8).

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

4.	UNPROVED OIL AND GAS PROPERTIES (continued)

The following table presents information regarding the Company’s unproved property leasehold acquisition costs in the following area:

	March 31, 2007	December 31, 2006

Texas	$100	$100

The Company’s Texas unproven properties are evaluated periodically for the possibility of potential impairment. During the periods ended March 31, 2007 and December 31, 2006, no impairment charges were recorded against the unproven oil and gas properties.

5.	RELATED PARTY TRANSACTIONS

Overriding Royalty Interest

The president of the Company has overriding royalty interests in all oil, gas and other minerals produced of 3.17%, in seven of the oil and gas leases and 1.5%, in one of the oil and gas leases (see Note 4).

6.	COMMON STOCK

On August 24, 2006, the Company issued 4,000,000 common shares to its parent, Brek Energy Corporation (“Brek”), in exchange for 5,312,500 shares of common stock and 733,333 shares of preferred stock in Vallenar Energy Corp.

On March 7, 2007, Brek subscribed for 4,000,000 unregistered and restricted common shares of in the Company for $600,000 cash ($0.15 per share) (see Note 8).

7.	COMMITMENTS

Oil and Gas Commitments

As is customary in the oil and gas industry, the Company may at times have commitments to preserve or earn certain acreage positions or wells. If the Company does not pay such commitments, it may lose the acreage positions or wells.

Lease Commitments

The Company had no lease commitments at March 31, 2007.

8.	SUBSEQUENT EVENT

Subsequent to March 31, 2007, the Company’s operator performed sufficient work on the oil and gas leases to extend and maintain all of the leases in good standing (see Note 4).

Subsequent to March 31, 2007, the 4,000,000 common shares of Brek that were subscribed for on March 7, 2007, were issued (see Note 6).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Rock City Energy Corp. (formerly Vallenar Holdings, Inc.)

We have audited the accompanying consolidated balance sheets of Rock City Energy Corp. (formerly Vallenar Holdings, Inc.) (an exploration stage company), as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception (August 10, 2006) through December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rock City Energy Corp. (formerly Vallenar Holdings, Inc.) (an exploration stage company) as of December 31, 2006, and the results of its consolidated operations and its cash flows for the period from inception (August 10, 2006) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 4, the Company has incurred recurring operating losses and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

/s/Mendoza Berger & Company, LLP

Irvine, California
March 23, 2007

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

ASSETS

Current assets
Cash	$100,291

Total current assets	100,291

Unproved oil and gas properties	100

Total assets	$100,391

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$12,575
Due to related party	13,911

Total current liabilities	26,486

Commitments and contingencies	—

Minority interest	39,954

Stockholders' equity
Preferred Stock, 25,000,000 shares authorized; $0.001 par value,
0 shares issued and outstanding	—
Common Stock, 200,000,000 shares authorized; $0.001 par value,
4,000,000 shares issued and outstanding	4,000
Additional paid-in capital	37,430
Accumulated deficit	(7,479)

Total stockholders' equity	33,951

Total liabilities and stockholders' equity	$100,391

The accompanying notes are an integral part of these consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THROUGH DECEMBER 31, 2006

Expenses
Professional fees	$7,523
Regulatory	125

Total expenses	7,648

Other income
Interest revenue	2,268

Net loss before franchise tax and minority interest	(5,380)

Franchise tax	(1,021)

Net loss before minority interest	(6,401)

Minority interest	(1,078)

Net loss for the period	$(7,479)

Basic and diluted loss per share	$0.00

Basic and diluted weighted average shares outstanding	4,000,000

The accompanying notes are an integral part of these consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THOUGH DECEMBER 31, 2006

	Common Stock Issued		Additional
	Number of		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

August 10, 2006	-	-	$-	$-	$-

August 24, 2006, issuance of common stock	4,000,000	4,000	37,430	-	41,430

Net loss	-	-	-	(7,479)	(7,479)

Balance, December 31, 2006	4,000,000	$4,000	$37,430	$(7,479)	$33,951

The accompanying notes are an integral part of these consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly VALLENAR HOLDINGS, INC.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THROUGH DECEMBER 31, 2006

Cash flows from operating activities:
Net loss	$(7,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Cash acquired on acquisition of subsidiary	294
Minority interest	1,078
Changes in operating assets and liabilities:
Due to related party	4,697
Accounts payable and accrued liabilities	(58,847)

Net cash used in operating activities	(60,257)

Cash flows from investment activities:
Repayment of note payable from related party	160,548

Net cash provided by investment activities	160,548

Net increase in cash	100,291

Cash, beginning of period	—

Cash, end of period	$100,291

Supplemental cash flow information:
Cash paid during the period for:
Franchise taxes	$1,021
Interest	$-

Non-cash items:
Common shares issued on acquisition of subsidiary	$41,430
Net assets acquired on acquisition of subsidiaries (net of cash)	$(80,012)
Minority interest	$38,876

The accompanying notes are an integral part of these consolidated financial statements

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization

Rock City Energy Corp. (“Rock City”) was incorporated in the State of Nevada on August 10, 2006 as Vallenar Holdings, Inc. On August 24, 2006, Rock City acquired a 51.53% interest in Vallenar Energy Corp. (“Vallenar”), a company incorporated in the State of Nevada on January 27, 1999. Vallenar owns all of Nathan Oil Operating Co. LLC, a company organized in the State of Texas on October 31, 2001. Vallenar has a 99% interest in Nathan Oil Partners LP, a limited partnership formed in the State of Texas on October 31, 2001. Nathan Oil Operating Co. LLC has a 1% interest in Nathan Oil Partners LP.

On December 20, 2006 the shareholders and directors of the Company approved a name change from Vallenar Holdings, Inc. to Rock City Energy Corp. The name change was filed on January 26, 2007.

Rock City is involved in the oil and gas exploration business. Through Vallenar’s subsidiary, Nathan Oil Partners LP, Rock City has a 97% interest in several oil and gas leases in the state of Texas. In these notes, the terms “Company”, “we”, “us” or “our” mean Rock City Energy Corp. and its subsidiary whose operations are included in these consolidated financial statements.

Exploration Stage

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars. The Company has not produced significant revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7.

The Company is in the early exploration stage. In an exploration stage company, management devotes most of its time to conducting exploratory work and developing its business. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company’s continuation as a going concern and its ability to emerge from the exploration stage with any planned principal business activity is dependent upon the continued financial support of its shareholders and its ability to obtain the necessary equity financing and attain profitable operations.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the financial statements of Rock City and its majority owned subsidiary Vallenar and Vallenar’s subsidiaries, Nathan Oil Partners LP and Nathan Oil Operating Co. LLC. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. At December 31, 2006, we had no cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company places its cash with a major financial institution and, by policy, limits the amount of credit exposure with any one financial institution.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s financial statements are based on a number of significant estimates, including an estimate for accrued professional fees.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts payable and accrued liabilities. The fair value of these financial instruments approximates their carrying values due to their short maturities. The amount due to a related party approximates its fair value due to the related party nature of this debt.

Revenue Recognition

Oil and gas revenue will be recognized as income when oil or gas is produced and sold. Interest revenue is recognized at the end of each month. Interest revenue consists of interest accrued on a note receivable from a related party (see Note 6).

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

At December 31, 2006, the Company’s only long-lived asset was its oil and gas properties. At December 31, 2006, the Company determined that the oil and gas properties reflected their fair value and did not recognize an impairment loss.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS 123(R) is effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and amends SFAS 95, “Statement of Cash Flows”. SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires that the expense for stock compensation be recorded based on a fair value method.

The Company follows the “modified prospective method”, which requires the Company to recognize compensation costs for all share-based payments, whether granted, modified or settled, in its financial statements.

Comprehensive Income

Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. The Company had no comprehensive income for the period ended December 31, 2006.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unproven Oil and Gas Properties

The Company follows the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas leases and acquisition and development of oil and gas properties are capitalized into a single cost center (“full cost pool”). Such costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities, and the costs of drilling both productive and non-productive wells. Proceeds from property sales are generally credited to the full cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs is computed using the units of production method based upon estimated proven oil and gas reserves. The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties. The properties are reviewed annually for impairment.

Total well costs are transferred to the depletable pool even when multiple targeted zones have not been fully evaluated. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas reserves plus the cost or estimated fair value, if lower, of unproven properties. In accordance with SFAS 143 and SAB 106, future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet have been excluded from the present value of estimated future net cash flows used in the ceiling test calculation. Should capitalized costs exceed this ceiling, an impairment is recognized. At December 31, 2006, the Company did not have any material asset retirement obligations. The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Loss per Common Share

Basic net loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon the exercise of options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares that the Company could have repurchased with the proceeds from the exercise of options and warrants (which are assumed to have been made at the average market price of the common shares during the reporting period).

Potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

As of December 31, 2006, the Company had 4,000,000 shares of common stock issued and outstanding and no outstanding options, warrants or convertible debt.

Recent Accounting Pronouncements

As previously discussed, the Company adopted SFAS No. 123(R) related to share based payments.

In December 2004, the FASB issued SFAS No. 153 (“SFAS 153”), Exchanges of Nonmonetary Assets, which changes the guidance in APB 29, Accounting for Nonmonetary Transactions. This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this SFAS 153 are to be applied prospectively and are effective for fiscal years beginning after June 15, 2005. Adoption of SFAS 153 did not have a material impact on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections. This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that a correction of errors in previously issued financial statements should be termed a “restatement”. SFAS 154 is effective for fiscal years beginning after December 15, 2005. Adoption of SFAS 154 did not have a material impact on our financial position or results of operations.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”),  Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect adoption of SFAS 155 to have a material impact on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 is not expected to have a material impact on its financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109. Fin 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective beginning in fiscal 2008. The adoption of FIN 48 is not expected to have any effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company January 1, 2008. Adoption of SFAS 157 is not expected to have a material impact on the Company’s consolidated financial statements.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company adopted SAB 108 in the fourth quarter of 2006, adoption did not have a material impact on Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or fiscal 2009 for the Company. Adoption of SFAS 158 is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP was effective for us on January 1, 2006. The adoption of this FSP had no impact on our consolidated financial position or results from operations.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for sale and trading securities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We plan to adopt SFAS 159 effective January 1, 2008. We are in the process of determining the effect, if any, the adoption of SFAS 159 will have on our consolidated financial statements.

3.	ACQUISITION

On August 24, 2006, Rock City acquired 51.53% of Vallenar’s issued and outstanding shares from Brek Energy Corporation (a company sharing common directors) in exchange for 4,000,000 common shares. The acquisition was accounted for as a purchase under SFAS 141, Business Combinations. In accordance with SFAS 141, all assets and liabilities transferred between entities under common control have been accounted for at historical cost. Vallenar’s net assets on August 24, 2006 were $41,430 and are summarized as follows (see Note 7):

Current assets assumed	$160,842
Unproved oil and gas leases	100
Liabilities assumed	(80,636)
Minority interest	(38,876)

$41,430

Rock City was incorporated August 10, 2006, and had no operations between August 10, 2006 and August 24, 2006. Unaudited pro forma operating results for the Company have not been presented because the December 31, 2006, pro forma operating results would be the same as the results shown on Rock City’s consolidated statement of operations included in these consolidated financial statements.

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

4.	GOING CONCERN

The Company has accumulated a deficit of $7,479 since inception and will require additional financing to fund and support its operations until it achieves positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production and operating costs. The Company plans to mitigate its losses in future through a joint operating agreement with a Texas oil and gas company (“operator”) whereby the operator has agreed to initiate drilling operations on the oil and gas properties and pay the exploration, drilling, completing, equipping and operating costs associated with developing the oil and gas properties. Based upon current plans, the Company expects to incur operating losses in future periods and there is no assurance that the Company will be able to obtain additional financing, locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production or operating costs, or that the operator will initiate drilling operations or pay for the exploration, drilling, completing, equipping or operating costs associated with developing the oil and gas properties. These consolidated financial statements do not include any adjustments that might result from the realization of these uncertainties.

5.	UNPROVED OIL AND GAS PROPERTIES

The Company has an interest of approximately 97% in nine oil and gas leases, comprising 9,191 gross acres (8,865 net acres) in Edwards County in Texas. These leases include certain provisions that extend the January and February 2007 expiration dates for an indefinite period as long as operations are conducted on the land without cessation for more than 90 days (see Note 10).

The following table presents information regarding the Company’s net costs incurred during the period ended December 31, 2006 on its unproved properties:

December 31, 2006

Property acquisition costs:
Unproved oil and gas properties	$-

The following table presents information regarding the Company’s unproved property leasehold acquisition costs in the following area:

December 31, 2006

Texas	$100

The following table sets forth a summary of oil and gas property costs not being amortized as of December 31, 2006, by the year in which such costs were incurred:
2006

Acquisition costs	$100

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

5.	UNPROVED OIL AND GAS PROPERTIES (Continued)

The Company’s Texas proven and unproven properties are evaluated periodically for the possibility of potential impairment. During the period ended December 31, 2006, no impairment charges were recorded against the unproven oil and gas properties.

On May 8, 2006, Vallenar entered into a letter agreement dated April 3, 2006, with a Texas oil and gas company (the “operator”) for the development of the Company’s oil and gas properties in Texas. Under the agreement, the operator can earn a 100% leasehold interest in the leases to depths below 1,500 feet in exchange for drilling until it has completed a well capable of producing hydrocarbons in commercial quantities. When the operator has completed the first 10 wells and recovered 100% of the costs to drill the wells (“payout”), the Company can back in for a 25% working interest in the wells. On future wells, the Company can either participate from the outset to earn a 25% working interest, or back in after payout to earn a 6.25% working interest.

Pursuant to an assignment of oil and gas leases agreement, dated June 9, 2006, the Company assigned all of its oil and gas leases, so far as they cover depths below 1,500 feet, to the operator in exchange for the operator’s initiating drilling operations on the land covered by the leases before the primary terms of the leases expire. If the operator successfully completes a well capable of producing hydrocarbons in commercial quantities, this assignment of oil and gas leases will become permanent (see Note 10).

Overriding royalty interests in the oil and gas leases totaling between 5% and 8.33% of all oil, gas and other minerals produced, were assigned to three parties between October 4, 2002 and April 21, 2006 (see Notes 6 and 10).

6.	RELATED PARTY TRANSACTIONS

Due from Related Party

During the period ended December 31, 2006, a note receivable from its parent, Brek, in the amount of $200,000, plus accrued interest of $48,519, was paid in full. At December 31, 2006, the Company was indebted to its parent, Brek in the amount of $13,911.

Overriding Royalty Interest

The president of the Company has overriding royalty interests in all oil, gas and other minerals produced of 3.17%, in eight of the oil and gas leases and 1.5%, in one of the oil and gas leases (see Notes 5 and 10).

7.	COMMON STOCK

On August 24, 2006, the Company issued 4,000,000 common shares to Brek, a company sharing common directors, in exchange for 5,312,500 shares of common stock and 733,333 shares of preferred stock in Vallenar Energy Corp. (see Notes 3 and 10).

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

8.	COMMITMENTS

Oil and Gas Commitments

As is customary in the oil and gas industry, the Company may at times have commitments to preserve or earn certain acreage positions or wells. If the Company does not pay such commitments, it may lose the acreage positions or wells.

Lease Commitments

The Company had no lease commitments at December 31, 2006.

9.	INCOME TAXES

Income tax expense has not been recognized for the period ended December 31, 2006 and no taxes were payable at December 31, 2006, because the Company has incurred losses since its inception.

The Company’s net tax losses at December 31, are as follows:

2006
$(80,760)

As of December 31, 2006, the Company had the following deferred tax assets that primarily relate to net operating losses. A 100% valuation allowance has been established, as management believe it is more likely than not that the deferred tax assets will not be realized:

2006

Federal loss carryforwards	$131,018

Less: Valuation allowance	(131,018)
$-

The Company’s valuation allowance increased during 2006 by $131,018.

At December 31, 2006, the Company had the following net operating loss carryforwards (“NOL’s”):

2006
$450,616
$450,616

ROCK CITY ENERGY CORP.
(formerly Vallenar Holdings, Inc.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

9.	INCOME TAXES (Continued)

The federal NOL’s expire through December 31, 2026.

NOL’s incurred prior to August 24, 2006 are subject to an annual limitation due to the ownership change (as defined under Section 382 of the Internal Revenue Code of 1986) which resulted in a change in business direction. Unused annual limitations may be carried over to future years until the net operating losses expire. Utilization of net operating losses may also be limited in any one year by alternative minimum tax rules.

10.	SUBSEQUENT EVENTS

Unproved Oil and Gas Properties

Subsequent to the year end the Company’s operator performed sufficient work on the oil and gas leases to extend and maintain eight of the leases in good standing. One of the oil and gas leases comprising 790 gross and net acres, expired in February 2007. The Company’s operator obtained a new lease covering the same acreage and has an undivided 68.75% interest in the mineral rights. The Company’s proportionate interest in this ninth lease is 25% of the operator’s interest in the deep rights and 100% interest in the shallow rights, or a net interest of 68.75% (see Notes 5 and 6).

Common Stock

Subsequent to the year end Brek, the Company’s parent, purchased 4,000,000 unregistered and restricted common shares of the Company for $600,000 cash ($0.15 per share) (see Note 7).

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006

UNAUDITED

ASSETS

Current assets
Cash	$292
Due from related party	161,042

Total current assets	161,334

Unproved oil and gas properties	100

Total assets	$161,434

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$72,185
Due to related parties	9,214

Total current liabilities	81,399

Commitments and contingencies	—

Minority interest	38,805

Stockholders' equity
Preferred Stock, 25,000,000 shares authorized; $0.001 par value,
0 shares issued and outstanding	—
Common Stock, 200,000,000 shares authorized; $0.001 par value,
4,000,000 shares issued and outstanding	4,000
Additional paid-in capital	37,430
Accumulated deficit	(200)

Total stockholders' equity	41,230

Total liabilities and stockholders' equity	$161,434

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THROUGH SEPTEMBER 30, 2006

UNAUDITED

Expenses
General and administrative	$1,487

Total expenses	1,487

Other income
Interest revenue	1,216

Loss before minority interest	(271)

Minority interest	71

Net loss for the period	$(200)

Basic and diluted loss per share	$0.00

Basic and diluted weighted average shares outstanding	4,000,000

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THOUGH SEPTEMBER 30, 2006

UNAUDITED

	Common Stock Issued		Additional
	Number of		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

August 10, 2006	-	-	$-	$-	$-

August 24, 2006, issuance of common stock	4,000,000	4,000	37,430	-	41,430

Net loss	-	-	-	(200)	(200)

Balance, September 30, 2006	4,000,000	$4,000	$37,430	$(200)	$41,230

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (AUGUST 10, 2006) THROUGH SEPTEMBER 30, 2006

UNAUDITED

Cash flows provided by (used in) operating activities:
Net loss	$(200)
Adjustments to reconcile not loss to net cash provided by (used in) operating activities
Cash acquired on acquisition of subsidiary	294
Minority interest	(71)
Changes in operating assets and liabilities:
Due from related party	(494)
Accounts payable and accrued liabilities	763

Net cash provided by operating activities	292

Net increase in cash	292

Cash, beginning of period	—

Cash, end of period	$292

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	$-
Interest	$-

Non-cash items
Common shares issued on acquisition of subsidiary	$41,430
Net assets acquired on acquisition of subsidiaries (net of cash)	$(80,012)
Minority interest	$38,876

The accompanying notes are an integral part of these consolidated financial statements

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization

Vallenar Holdings, Inc. (“Vallenar”) was incorporated in the State of Nevada on August 10, 2006. On August 24, 2006, Vallenar acquired a 51.53% interest in Vallenar Energy Corp. (“Energy”), a company incorporated in the State of Nevada on January 27, 1999. Energy owns all of Nathan Oil Operating Co. LLC, a company organized in the State of Texas on October 31, 2001. Energy has a 99% interest in Nathan Oil Partners LP, a limited partnership formed in the State of Texas on October 31, 2001. Nathan Oil Operating Co. LLC has a 1% interest in Nathan Oil Partners LP.

Vallenar is involved in the oil and gas exploration business. Through Energy’s subsidiary, Nathan Oil Partners LP, Vallenar has a 97% interest in several oil and gas leases in the state of Texas. In these notes, the terms “Company”, “we”, “us” or “our” mean Vallenar Holdings, Inc. and its subsidiary whose operations are included in these consolidated financial statements.

Exploration Stage

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars. The Company has not produced significant revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7.

The Company is in the early exploration stage. In an exploration stage company, management devotes most of its time conducting exploratory work and developing its business. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company’s continuation as a going concern and its ability to emerge from the exploration stage with any planned principal business activity is dependent upon the continued financial support of its shareholders and its ability to obtain the necessary equity financing and attain profitable operations.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

1.	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Basis of Presentation

The accompanying unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form SB-2 and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from inception (August 10, 2006) through September 30, 2006 are not necessarily indicative of the results that may be expected for any interim period or the entire year. For further information, these consolidated financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the period ended August 31, 2006 included in the Company’s Form SB-2/A.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the financial statements of Vallenar and its majority owned subsidiary Vallenar Energy Corp. and Vallenar Energy Corp’s subsidiaries, Nathan Oil Partners LP and Nathan Oil Operating Co. LLC. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. At September 30, 2006, we had no cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company places its cash with a major financial institution and, by policy, limits the amount of credit exposure with any one financial institution.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued)

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s financial statements are based on a number of significant estimates, including an estimate for accrued professional fees.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts payable and accrued liabilities. The fair value of these financial instruments approximates their carrying values due to their short maturities. Amounts due from and to related parties approximate their fair value due to the related party nature of the receivable and debt.

Revenue Recognition

Oil and gas revenue will be recognized as income when oil or gas is produced and sold. Interest revenue is recognized at the end of each month. Interest revenue consists of interest accrued on a note receivable from a related party.

Long-Lived Assets

At September 30, 2006, the Company’s only long-lived asset was its oil and gas properties. At September 30, 2006, the Company determined that the oil and gas properties reflected their fair value and did not recognize an impairment loss.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. The Company had no comprehensive income for the period ended September 30, 2006.

Unproven Oil and Gas Properties

The Company follows the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas leases and acquisition and development of oil and gas properties are capitalized into a single cost center (“full cost pool”). Such costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities, and the costs of drilling both productive and non-productive wells. Proceeds from property sales are generally credited to the full cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs is computed using the units of production method based upon estimated proven oil and gas reserves. The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties. The properties are reviewed annually for impairment.

Total well costs are transferred to the depletable pool even when multiple targeted zones have not been fully evaluated. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas reserves plus the cost or estimated fair value, if lower, of unproven properties. In accordance with SFAS 143 and SAB 106, future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet have been excluded from the present value of estimated future net cash flows used in the ceiling test calculation. Should capitalized costs exceed this ceiling, an impairment is recognized. At September 30, 2006, the Company did not have any material asset retirement obligations. The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Loss per Common Share

Basic net loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon the exercise of options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares that the Company could have repurchased with the proceeds from the exercise of options and warrants (which are assumed to have been made at the average market price of the common shares during the reporting period).

Potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

As of September 30, 2006, the Company had 4,000,000 shares of common stock issued and outstanding and no outstanding options, warrants or convertible debt.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS 123(R) is effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and amends SFAS 95, “Statement of Cash Flows”. SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires that the expense for stock compensation be recorded based on a fair value method.

The Company follows the “modified prospective method”, which requires the Company to recognize compensation costs for all share-based payments, whether granted, modified or settled, in its financial statements.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153 (“SFAS 153”), “Exchanges of Nonmonetary Assets”, which changes the guidance in APB 29, “Accounting for Nonmonetary Transactions”. This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this SFAS 153 are to be applied prospectively and are effective for fiscal years beginning after June 15, 2005. Adoption of SFAS 153 did not have a material impact on the Company’s financial position or results of operations.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections”. This statement, which replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that a correction of errors in previously issued financial statements should be termed a “restatement”. SFAS 154 is effective for fiscal years beginning after December 15, 2005. Adoption of SFAS 154 did not have a material impact on our financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”), “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140”. This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect adoption of SFAS 155 to have a material impact on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140”. SFAS 156 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, with respect to accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 is not expected to have a material impact on its financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109”. Fin 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective beginning in fiscal 2008. The adoption of FIN 48 is not expected to have any effect on the Company’s financial position or results of operations.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair-value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Company’s fiscal year 2008. The Company is currently evaluating the impact of the adoption of SFAS 157.

3.	ACQUISITION

On August 24, 2006, Vallenar acquired 51.53% of Energy’s issued and outstanding shares from Brek Energy Corporation (a company sharing common directors) in exchange for 4,000,000 common shares. The acquisition was accounted for as a purchase under SFAS 141, “Business Combinations”. In accordance with SFAS 141, all assets and liabilities transferred between entities under common control have been accounted for at historical cost. Energy’s net assets on August 24, 2006 were $41,430 and are summarized as follows (see Note 7):

Net Assets
Current assets assumed	$160,842
Unproved oil and gas leases	100
Liabilities assumed	(80,636)
Minority interest	(38,876)
$41,430

Vallenar was incorporated August 10, 2006, and had no operations between August 10, 2006 and August 24, 2006. Unaudited pro forma operating results for the Company have not been presented because the September 30, 2006, pro forma operating results would be the same as the results shown on Vallenar’s consolidated statement of operations included in these consolidated financial statements.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
4.            GOING CONCERN

The Company has accumulated a deficit of $200 since inception and will require additional financing to fund and support its operations until it achieves positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production and operating costs. The Company plans to mitigate its losses in future through a joint operating agreement with a Texas oil and gas company (“operator”) whereby the operator has agreed to initiate drilling operations on the oil and gas properties and pay the exploration, drilling, completing, equipping and operating costs associated with developing the oil and gas properties. Based upon current plans, the Company expects to incur operating losses in future periods and there is no assurance that the Company will be able to obtain additional financing, locate profitable oil and gas properties, generate revenues from oil and gas production and control its drilling, production or operating costs, or that the operator will initiate drilling operations or pay for the exploration, drilling, completing, equipping or operating costs associated with developing the oil and gas properties. These consolidated financial statements do not include any adjustments that might result from the realization of these uncertainties.

5.	UNPROVED OIL AND GAS PROPERTIES

The Company has an interest of approximately 97% in nine oil and gas leases, comprising 9,191 gross acres (8,865 net acres) in Edwards County in Texas. These leases include certain provisions that extend the January and February 2007 expiration dates for an indefinite period as long as operations are conducted on the land without cessation for more than 90 days (see Note 9).

The following table presents information regarding the Company’s costs incurred for the purchase of unproved properties:

September 30, 2006
Property acquisition costs:
Unproved oil and gas properties	$100

The Company’s Texas proven and unproven properties are evaluated periodically for the possibility of potential impairment. During the period ended September 30, 2006, no impairment charges were recorded against the unproven oil and gas properties.

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

5.	UNPROVED OIL AND GAS PROPERTIES (Continued)

On May 8, 2006, Energy entered into a letter agreement with a Texas oil and gas company as operator for the development of the Company’s oil and gas properties in Texas. Under the agreement, the operator can earn a 75% working interest in the wells and production in exchange for drilling until it has completed a well capable of producing hydrocarbons in commercial quantities. When the operator has completed the first 10 wells and recovered 100% of the costs to drill the wells (“payout”), the Company can back in for a 25% working interest in the wells. On future wells, the Company can either participate from the outset to earn a 25% working interest, or back in after payout to earn a 6.25% working interest.

Pursuant to an assignment of oil and gas leases agreement, dated June 9, 2006, the Company assigned all of its oil and gas leases, so far as they cover depths below 1,500 feet, to the operator in exchange for the operator’s initiating drilling operations on the land covered by the leases before the primary terms of the leases expire. If the operator successfully completes a well capable of producing hydrocarbons in commercial quantities, this assignment of oil and gas leases will become permanent.

Overriding royalty interests in the oil and gas leases totaling between 5% and 8.33% of all oil, gas and other minerals produced, were assigned to three parties between October 4, 2002 and April 21, 2006 (see Note 6).

6.	RELATED PARTY TRANSACTIONS

Due from Related Party

At September 30, 2006, the Company had a note receivable of $200,000, plus accrued interest of $47,467, due from its parent, Brek (see Note 9). At September 30, 2006, the Company was indebted to Brek in the amount of $86,424.

Overriding Royalty Interest

The president of the Company has overriding royalty interests in all oil, gas and other minerals produced of 3.17%, in eight of the oil and gas leases and 1.5%, in one of the oil and gas leases (see Notes 5 and 9).

7.	COMMON STOCK

On August 24, 2006, the Company issued 4,000,000 common shares to Brek, a company sharing common directors, in exchange for 5,312,500 shares of common stock and 733,333 shares of preferred stock in Vallenar Energy Corp. (see Notes 3 and 9).

VALLENAR HOLDINGS, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

8.	COMMITMENTS

Oil and Gas Commitments

As is customary in the oil and gas industry, the Company may at times have commitments to preserve or earn certain acreage positions or wells. If the Company does not pay such commitments, it may lose the acreage positions or wells.

Lease Commitments

The Company had no lease commitments at September 30, 2006.

9.	SUBSEQUENT EVENT

Note Receivable

Subsequent to September 30, 2006, the note receivable from Brek, in the amount of $200,000 plus accrued interest was paid in full (see Note 6).

Change of Name

On December 20, 2006, the Company’s director and shareholder approved a change of name to Rock City Energy Corp. The name change became effective on January 26, 2007.

Unproved Oil and Gas Properties

Subsequent to September 30, 2006, the Company’s operator performed sufficient work on the oil and gas leases to extend and maintain eight of the leases in good standing. One of the oil and gas leases comprising 790 gross and net acres, expired in February 2007. The Company’s operator obtained a new lease covering the same acreage and has an undivided 68.75% interest in the mineral rights. The Company’s proportionate interest in this ninth lease is 25% of the operator’s interest in the deep rights and 100% interest in the shallow rights, or a net interest of 68.75%. (see Notes 5 and 6).

Common Stock

Subsequent to September 30, 2006, Brek, the Company’s parent, purchased 4,000,000 unregistered and restricted common shares of the Company for $600,000 cash ($0.15 per share) (see Note 7).

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by Rock City Energy Corp. This prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Rock City Energy Corp. or its subsidiaries since the date hereof.

8,000,000 Shares ROCK CITY ENERGY CORP. (formerly Vallenar Holdings, Inc.) Common Stock

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3	PROSPECTUS
Cautionary Statement Regarding Forward Looking Statements	8
Use of Proceeds	9
Determination of Offering Price	9
Market for Common Equity	9
Managements Discussion and Analysis or Plan of Operation	10
Business	19
Management	23
Certain Relationships and Related Party Transactions	26
Security Ownership of Certain Beneficial Owners and Management	27
Description of our Securities	27
Plan of Distribution	28
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	28
Where You Can Find Further Information About Us	31
Experts	31
Legal Matters	31
Index to Financial Statements (Vallenar Energy Corp.)	F-1
Index to Financial Statements (Rock City Energy Corp.)	F-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.         Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he

(a)   is not liable pursuant to Nevada Revised Statute 78.138, or

(b)   acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he

(a)   is not liable pursuant to Nevada Revised Statute 78.138, or

(b)   acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

•	The creation of a trust fund

•	The establishment of a program of self-insurance

•	The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation

•	The establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made

(a)   by the stockholders,

(b)   by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

(c)   if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)   if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The registrant’s articles of incorporation state that it will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the registrant) by reason of the fact that he or she is or was the registrant’s director, officer, employee or agent or was serving as a director, officer, employee or agent of another entity at the registrant’s request or at the request of any predecessor against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of the registrant’s articles of incorporation, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

The right to indemnification and to the advancement of expenses conferred by the registrant’s articles of incorporation are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the articles of incorporation or otherwise.

The registrant’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

The registrant will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified, in advance of the final disposition of such proceeding; provided that the registrant has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

The registrant’s bylaws also include indemnification provisions for directors and officers. Article 11 of the bylaws states that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent or is or was serving at the registrant’s request as a director, officer, employee, or agent of another enterprise, shall be indemnified and held harmless by the registrant to the fullest extent permitted by law. This indemnity covers all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and inures to the benefit of his heirs, executors and administrators. The registrant must indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by the registrant’s board of directors. The registrant’s bylaws also permit it to purchase and maintain insurance on behalf of any person who is or was the registrant’s director or officer or who was serving at its request as a director of officer of another enterprise.

Item 25.         Other Expenses of Issuance and Distribution.

    Table 5 sets out the estimated expenses of the offering, all of which are to be borne by the Registrant:

      Table 5

Estimated Offering Expenses
Expense	Amount
SEC filing fee	$185.77
Printing expenses	3,500.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	25,000.00
Blue sky fees and expenses	0.00
Registrar and transfer agent fee	5,000.00
Miscellaneous	3,000.00
Total	$41,685.77

Item 26.         Recent Sales of Unregistered Securities

On August 24, 2006, the registrant issued 4,000,000 shares of its common stock to Brek Energy Corporation in exchange for 5,312,500 shares of common stock and 733,333 shares of Series A Preferred Stock in Vallenar Energy Corp., with a value of $41,430. The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the common stock was issued without any form of general solicitation or general advertising and the offeree.

On March 7, 2007 the registrant issued an additional 4,000,000 shares of its common stock to Brek Energy Corporation in exchange for $600,000. The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the common stock was issued without any form of general solicitation or general advertising and the offeree was an accredited investor.

Item 27.         Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B:

Exhibit No.	Title
3.1	Articles of Incorporation**
3.2	Bylaws**
5	Legal opinion*
10.1	Paid Up Oil and Gas Lease dated February 1, 2002 between The Allar Company, et al. and Nathan Oil Partners LP**
10.2	Paid Up Oil and Gas Lease dated February 1, 2002 between The Allar Company, et al. and Nathan Oil Partners LP**
10.3	Oil, Gas and Mineral Lease dated February 8, 2002 between Candace Baggett and Nathan Oil Partners LP**
10.4	Oil, Gas and Mineral Lease dated February 8, 2002 between Pam Rhoades Davis and Nathan Oil Partners LP**
10.5	Oil, Gas and Mineral Lease dated February 4, 2002 between Anita V. Driver, individual and administratrix, and Nathan Oil Partners LP**
10.6	Oil, Gas and Mineral Lease dated February 8, 2002 between Richard Nichols and Nathan Oil Partners LP**
10.7	Oil, Gas and Mineral Lease dated February 6, 2002 between Margie L. Rhoades, attorney in fact, and Nathan Oil Partners LP**
10.8	Oil, Gas and Mineral Lease dated February 6, 2002 between Dale Robert Rhoades, Jr. and Nathan Oil Partners LP**
10.9	Oil, Gas and Mineral Lease dated February 8, 2002 between Eddie Thomas and Nathan Oil Partners LP**
10.10	Assignment of Overriding Royalty Interests in favor of Richard N. Jeffs dated April 21, 2006**
10.11	Assignment of Overriding Royalty Interests in favor of Marc Alan Bruner dated April 21, 2006**
10.12	Assignment of Overriding Royalty Interests in favor of Florida Energy I, Inc. dated October 4, 2002**
10.13	Letter agreement dated April 3, 2006 between Chesapeake Exploration Limited Partnership and Nathan Oil Partners LP (including Model Form Operating Agreement)**
10.14

Assignment of Oil and Gas Leases in favor of Chesapeake Exploration Limited Partnership and dated June 9, 2006*

10.15

Promissory Note dated June 28, 2002 from Brek Energy Corporation in favor of Vallenar Energy Corp.*

10.16

Subscription Agreement dated March 7, 2007 between Brek Energy Corporation and Rock City Energy Corporation*

21

List of significant subsidiaries**

23

Consent of independent registered public accounting firm*

*Filed herewith.
**Previously filed.

Item 28.         Undertakings.

The undersigned registrant hereby undertakes:

1.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

2.    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newport Beach, California on the 24th day of July 2007.

Rock City Energy Corp.
a Nevada corporation

By:	/s/ Richard N. Jeffs
Richard N. Jeffs, President and Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this SB-2 Registration Statement has been signed by the following persons in the capacities with Rock City Energy Corp. and on the dates indicated.

/s/ Richard N. Jeffs	Chairman of the Board, President,	July 24, 2007
Richard N. Jeffs	Chief Financial Officer

/s/ Gregory Pek	Director	July 24, 2007
Gregory Pek

/s/ Ian Robinson	Director	July 24_, 2007
Ian Robinson

/s/ Michael L. Nazmack	Director	July 24, 2007
Michael L. Nazmack

/s/ Eugene Sweeney	Director	July 24, 2007
Eugene Sweeney

/s/ Shawne Malone	Director	July 24, 2007
Shawne Malone